                                     CREDIT
                                    AGREEMENT

                            DATED AS OF JULY 3, 2006

                                      AMONG

                             JOHN H. HARLAND COMPANY
                                   as Borrower

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             as Administrative Agent

                                   ----------

                              BANK OF AMERICA, N.A.
                              as Syndication Agent

                                  REGIONS BANK
                           as a Co-Documentation Agent

                                 U.S. BANK, N.A.
                           as a Co-Documentation Agent

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                           as a Co-Documentation Agent

                         WACHOVIA CAPITAL MARKETS, LLC,
                  as Joint Lead Arranger and Joint Book Manager

                         BANC OF AMERICA SECURITIES LLC,
                  as Joint Lead Arranger and Joint Book Manager

                                TABLE OF CONTENTS

ARTICLE I    DEFINITIONS; CONSTRUCTION..........................................    1
   Section 1.1.   Definitions...................................................    1
   Section 1.2.   Classifications of Loans and Borrowings.......................   21
   Section 1.3.   Accounting Terms and Determination............................   21
   Section 1.4.   Terms Generally...............................................   21

ARTICLE II   AMOUNT AND TERMS OF THE COMMITMENTS................................   22
   Section 2.1.   General Description of Facilities.............................   22
   Section 2.2.   Commitments...................................................   22
   Section 2.3.   Procedure for Revolving Borrowings............................   23
   Section 2.4.   Swingline Commitment..........................................   23
   Section 2.5.   Procedure for Swingline Borrowing; Etc........................   24
   Section 2.6.   Funding of Borrowings.........................................   25
   Section 2.7.   Interest Elections............................................   26
   Section 2.8.   Optional Reduction and Termination of Commitments.............   27
   Section 2.9.   Repayment of Loans............................................   28
   Section 2.10.  Evidence of Indebtedness......................................   28
   Section 2.11.  Optional Prepayments..........................................   28
   Section 2.12.  Interest on Loans.............................................   29
   Section 2.13.  Fees..........................................................   30
   Section 2.14.  Computation of Interest and Fees..............................   31
   Section 2.15.  Inability to Determine Interest Rates.........................   31
   Section 2.16.  Illegality....................................................   31
   Section 2.17.  Increased Costs...............................................   32
   Section 2.18.  Funding Indemnity.............................................   33
   Section 2.19.  Taxes.........................................................   33
   Section 2.20.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs...   35
   Section 2.21.  Mitigation of Obligations.....................................   36
   Section 2.22.  Letters of Credit.............................................   36
   Section 2.23.  Extension of Stated Termination Date..........................   41
   Section 2.24.  Increase of Revolving Commitments.............................   43

ARTICLE III  CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT................   43
   Section 3.1.   Conditions To Effectiveness...................................   43
   Section 3.2.   Each Credit Event.............................................   45
   Section 3.3.   Delivery of Documents.........................................   46

ARTICLE IV   REPRESENTATIONS AND WARRANTIES.....................................   46
   Section 4.1.   Existence; Power..............................................   46
   Section 4.2.   Organizational Power; Authorization...........................   46
   Section 4.3.   Governmental Approvals; No Conflicts..........................   46
   Section 4.4.   Financial Statements..........................................   47
   Section 4.5.   Litigation and Environmental Matters..........................   47
   Section 4.6.   Compliance with Laws and Agreements...........................   47

   Section 4.7.   Investment Company Act, Etc...................................   47
   Section 4.8.   Taxes.........................................................   48
   Section 4.9.   Margin Regulations............................................   48
   Section 4.10.  ERISA.........................................................   48
   Section 4.11.  Ownership of Property.........................................   48
   Section 4.12.  Disclosure....................................................   49
   Section 4.13.  Labor Relations...............................................   49
   Section 4.14.  Subsidiaries..................................................   49
   Section 4.15.  Indebtedness; Investments and Liens...........................   49
   Section 4.16.  Foreign Assets Control........................................   49

ARTICLE V    AFFIRMATIVE COVENANTS..............................................   50
   Section 5.1.   Financial Statements and Other Information....................   50
   Section 5.2.   Notices of Material Events....................................   51
   Section 5.3.   Existence; Conduct of Business................................   52
   Section 5.4.   Compliance with Laws, Etc.....................................   52
   Section 5.5.   Payment of Tax and Other Liabilities..........................   52
   Section 5.6.   Books and Records.............................................   52
   Section 5.7.   Visitation, Inspection, Etc...................................   52
   Section 5.8.   Maintenance of Properties; Insurance..........................   52
   Section 5.9.   Use of Proceeds; Margin Regulations and Letters of Credit.....   53
   Section 5.10.  Subsidiary Guarantees; Releases...............................   53

ARTICLE VI   FINANCIAL COVENANTS................................................   54
   Section 6.1.   Leverage Ratio................................................   54
   Section 6.2.   Fixed Charge Coverage Ratio...................................   54

ARTICLE  VII NEGATIVE COVENANTS.................................................   54
   Section 7.1.   Subsidiary Indebtedness.......................................   54
   Section 7.2.   Negative Pledge...............................................   55
   Section 7.3.   Fundamental Changes...........................................   56
   Section 7.4.   Investments, Loans, Acquisitions, Etc.........................   57
   Section 7.5.   Restricted Payments...........................................   57
   Section 7.6.   Sale of Assets................................................   58
   Section 7.7.   Transactions with Affiliates..................................   59
   Section 7.8.   Restrictive Agreements........................................   59
   Section 7.10.  Hedging Agreements............................................   59
   Section 7.11.  Amendment to Material Documents...............................   59
   Section 7.12.  Accounting Changes............................................   59
   Section 7.13.  Limitation on Securitization Undertakings of Borrower and
                  Restricted Subsidiaries.......................................   60

ARTICLE VIII EVENTS OF DEFAULT..................................................   60
   Section 8.1.   Events of Default.............................................   60

ARTICLE IX   THE ADMINISTRATIVE AGENT...........................................   63
   Section 9.1.   Appointment of Administrative Agent...........................   63
   Section 9.2.   Nature of Duties of Administrative Agent......................   63

   Section 9.3.   Lack of Reliance on the Administrative Agent..................   64
   Section 9.4.   Certain Rights of the Administrative Agent....................   64
   Section 9.5.   Reliance by Administrative Agent..............................   64
   Section 9.6.   The Administrative Agent in its Individual Capacity...........   64
   Section 9.7.   Successor Administrative Agent................................   65

ARTICLE X    MISCELLANEOUS......................................................   65
   Section 10.1.  Notices.......................................................   65
   Section 10.2.  Waiver; Amendments............................................   67
   Section 10.3.  Expenses; Indemnification; Waivers............................   68
   Section 10.4.  Successors and Assigns........................................   69
   Section 10.5.  Governing Law; Jurisdiction; Consent to Service of Process....   72
   Section 10.6.  WAIVER OF JURY TRIAL..........................................   73
   Section 10.7.  Right of Setoff...............................................   73
   Section 10.8.  Counterparts; Integration.....................................   73
   Section 10.9.  Survival......................................................   73
   Section 10.10. Severability..................................................   74
   Section 10.11. Confidentiality...............................................   74
   Section 10.12. Interest Rate Limitation......................................   74
   Section 10.13. No Duties Imposed Upon Syndication Agent or Documentation
                  Agent.........................................................   75
   Section 10.14. Electronic Delivery of Certain Information....................   75

Annex and Schedules

   Schedule I          - Applicable Margin and Applicable Percentage
   Schedule 4.5(a)     - Litigation Matters
   Schedule 4.5(b)     - Environmental Matters
   Schedule 4.14       - Subsidiaries
   Schedule 7.1        - Outstanding Indebtedness
   Schedule 7.2        - Existing Liens
   Schedule 7.4        - Existing Investments

Exhibits

   Exhibit A           - Form of Revolving Credit Note
   Exhibit B           - Form of Swingline Note
   Exhibit C           - Form of Term Note
   Exhibit D           - Form of Assignment and Acceptance
   Exhibit E           - Form of Subsidiary Guarantee Agreement
   Exhibit F           - Form of Indemnity, Subrogation and Contribution
                         Agreement
   Exhibit G           - Form of Legal Opinion for counsel to Borrower
   Exhibit H           - Extension Letter
   Exhibit I           - Form of Accession Agreement

   Exhibit 2.3         - Notice of Revolving Borrowing
   Exhibit 2.5         - Notice of Swingline Borrowing
   Exhibit 2.7         - Form of Continuation/Conversion
   Exhibit 3.1(b)(iv)  - Form of Secretary's Certificate of Borrower
   Exhibit 3.1(b)(vii) - Form of Officer's Certificate
   Exhibit 5.1(c)      - Form of Compliance Certificate

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT (this "AGREEMENT") is made and entered into as of July 3, 2006, by and among JOHN H. HARLAND COMPANY, a Georgia corporation (the "BORROWER"), the several banks and other financial institutions from time to time party hereto (the "LENDERS"), and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT").

                                   WITNESSETH:

          WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to establish the requested revolving credit facility and to make the requested term loans to the Borrower.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

          SECTION 1.1. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "ACCESSION AGREEMENT" shall mean an Accession Agreement, substantially in the form of Exhibit I.

          "ACQUISITION" shall mean any acquisition, whether by stock purchase, asset purchase, merger, consolidation or otherwise of a Person or a business line of a Person.

          "ADDITIONAL COMMITMENT LENDER" shall have the meaning set forth in
Section 2.23(d)(ii).

          "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

          "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the opening paragraph hereof.

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

          "AFFILIATE" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

          "AGGREGATE REVOLVING COMMITMENTS" shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments equal $362,500,000.

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean with respect to all Loans outstanding on any date or the letter of credit fee, as the case may be, a percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth on Schedule I attached hereto; provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 5.1(a) or (b) and the compliance certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level VI until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined on the second Business Day after the date of delivery of such financial statements as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the financial statement and compliance certificates relating to the fiscal quarter ending June 30, 2006 are required to be delivered shall be at Level III.

          "APPLICABLE PERCENTAGE" shall mean, with respect to the commitment fee, as of any date, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth on Schedule I attached hereto; provided, that a change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 5.1(a) or (b) and the compliance certificate required by
Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Percentage shall be at Level VI until such time as such financial statements and certificate are delivered, at which time the Applicable Percentage shall be determined on the second Business Day after the date of delivery of such financial statements as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Closing Date until the financial statement and compliance certificates relating to the fiscal quarter ending

June 30, 2006 are required to be delivered shall be at Level III.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit D attached hereto or any other form approved by the Administrative Agent.

          "AVAILABILITY PERIOD" shall mean the period from the Closing Date to the Commitment Termination Date.

          "BASE RATE" shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

          "BORROWER" shall have the meaning in the introductory paragraph hereof.

          "BORROWING" shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.

          "BUSINESS DAY" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

          "CAPITAL LEASE OBLIGATIONS" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the

Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

          "CHANGE IN LAW" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.17(b), by such Lender's or the Issuing Bank's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Swingline Commitment or a Term Loan Commitment.

          "CLOSING DATE" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

          "COMMITMENT" shall mean a Revolving Commitment, the Swingline Commitment or a Term Loan Commitment or any combination thereof (as the context shall permit or require).

          "COMMITMENT TERMINATION DATE" shall mean the earliest of (i) the Stated Termination Date, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether pursuant to Section 8.1 or otherwise).

          "COMMUNICATIONS" shall have the meaning set forth in Section 10.14(d).

          "COMPLIANCE CERTIFICATE" shall mean a Compliance Certificate, substantially in the form of Exhibit 5.1(c), executed by a Responsible Officer.

          "CONSENTING LENDER" shall have the meaning set forth in Section
2.23(d).

          "CONSOLIDATED EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) the cash portion of any restructuring charges up to an aggregate amount not to exceed five percent (5%) of Consolidated EBITDA for the relevant period (as determined prior to giving effect to this clause (iv)), and (v) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period; provided, however, that for purposes of calculating Consolidated EBITDA of the Borrower for any period, (x) the Consolidated EBITDA of any Person acquired by, or merged into or consolidated with, the Borrower during such period shall be included on a pro forma basis for such period as if such acquisition, merger or consolidation in connection therewith occurred on the first day of such period and (y) the Consolidated EBITDA of any Subsidiary whose (1) capital stock is sold or otherwise transferred to any Person other than to the Borrower or to a Subsidiary of the Borrower during such period or
(2) assets (whether all or substantially all) are sold, leased or otherwise transferred to any Person other than to the Borrower or to a Subsidiary of the Borrower during such period, in either case under this clause (y), shall be excluded on a pro forma basis for such period as if the consummation of such sale, lease or other transfer occurred on the first day of such period.

          "CONSOLIDATED EBITDAR" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA and (b) Consolidated Lease Expense.

          "CONSOLIDATED FIXED CHARGES" shall mean, for the Borrower and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense, net of interest income, for such period and (b) Consolidated Lease Expense for such period.

          "CONSOLIDATED INTEREST EXPENSE" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

          "CONSOLIDATED LEASE EXPENSE" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

          "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary, (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary and (v) any income (or loss) of any Subsidiary which is not a Subsidiary Loan Party to the extent the payment of such income in the form of dividends or other distributions to the Borrower or any Subsidiary is currently prohibited whether on account of restrictions in organizational documents or restrictions in any agreement, document, contract, deed or other instrument applicable to such Subsidiary.

          "CONSOLIDATED NET WORTH" shall mean, as of any date, (i) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus the sum of
(i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP and (ii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

          "CONSOLIDATED TOTAL DEBT" shall mean, as of any date of determination, without duplication, the sum of (i) all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis of the types described in the definition of Indebtedness (other than as described in subsection (viii) thereof), including, but not limited to, all obligations under the Loan Documents plus (ii) all Indebtedness of any Permitted Securitization Subsidiaries. For purposes of calculating Consolidated Total Debt, the face amount of any outstanding Letter of Credit and amounts under any outstanding Swingline Loan shall be included in Consolidated Total Debt.

          "CONTROL" shall mean the power, directly or indirectly, either to (i) vote 15% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "CONTROLLING", "CONTROLLED BY", and "UNDER COMMON CONTROL WITH" have meanings correlative thereto.

          "CURRENT STATED TERMINATION DATE" shall have the meaning set forth in
Section 2.23(a).

          "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "DEFAULT INTEREST" shall have the meaning set forth in Section
2.12(c).

          "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

          "ELECTION DATE" shall have the meaning set forth in Section 2.23(b).

          "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

          "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "EURODOLLAR" when used in reference to any Loan or Borrowing refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

          "EURODOLLAR RESERVE PERCENTAGE" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding

(currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "EVENT OF DEFAULT" shall have the meaning provided in Article VIII.

          "EXCLUDED TAXES" shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.19(a).

          "EXTENSION" shall have the meaning set forth in Section 2.23(a).

          "EXTENSION CONDITION" shall have the meaning set forth in Section 2.23(a).

          "EXTENSION LETTER" shall have the meaning set forth in Section
2.23(a).

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDAR for such period to (b) Consolidated Fixed Charges for such period.

          "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.

          "FOREIGN SUBSIDIARY" shall mean any direct or indirect Restricted Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

          "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GRANTING LENDER" shall have the meaning set forth in Section 10.4(e).

          "GUARANTEE" of or by any Person (the "GUARANTOR") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HEDGING AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

          "INDEBTEDNESS" of any Person shall mean, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or asset now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by bonds, notes, acceptances or other instruments, (v) Capital Lease Obligations, (vi) guaranties, letter of credit reimbursement obligations and other contingent obligations in respect of other types of Indebtedness, (vii) Off-Balance Sheet Liabilities, and (viii) obligations under any Hedging Agreement permitted under Section 7.9 hereof. For purposes of determining Indebtedness under clause (viii), the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

          "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

          "INDEMNITY AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

          "INFORMATION" shall have the meaning set forth in Section 10.14(a).

          "INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum dated June 2006 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

          "INTANGIBLE ASSETS" shall mean assets which are classified as intangible assets in accordance with GAAP.

          "INTEREST PERIOD" shall mean (a) with respect to any Eurodollar Borrowing, a period of one, two, three or six months and (b) with respect to a Swingline Loan, a period of such duration not to exceed seven days, as the Borrower may request and the Swingline Lender may agree in accordance with
Section 2.5; provided, that:

          (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

          (iii) any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

          (iv) no Interest Period may extend beyond (x) with respect to a Revolving Loan, the Commitment Termination Date, (y) with respect to a Term Loan, the Maturity Date or (z) with respect to a Swingline Loan, the Swingline Termination Date, as the case may be.

          "ISSUING BANK" shall mean Wachovia Bank, National Association or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to
Section 2.22.

          "LC COMMITMENT" shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $20,000,000.

          "LC DISBURSEMENT" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC DOCUMENTS" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

          "LC EXPOSURE" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Revolving Commitment Percentage of the total LC Exposure at such time.

          "LENDERS" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender.

          "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment.

          "LEVERAGE RATIO" shall mean, as of any date of determination with respect to the Borrower, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDA for the four fiscal quarters then ending.

          "LIBOR" means, relative to any Interest Period for each LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Borrowings then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

          "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the LC Documents, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing including any commitment letters or fee letters.

          "LOAN PARTIES" shall mean the Borrower and any Subsidiary Loan Party.

          "LOANS" shall mean all Revolving Loans, Swingline Loans and Term Loans in the aggregate or any of them, as the context shall require.

          "MARGIN REGULATIONS" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents,
(iii) the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

          "MATERIAL FOREIGN SUBSIDIARY" shall mean at any time any direct or indirect wholly-owned Foreign Subsidiary having revenues in an amount equal to at least 5% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time.

          "MATERIAL RESTRICTED SUBSIDIARY" shall mean at any time any direct or indirect wholly-owned Restricted Subsidiary having revenues in an amount equal to at least 5% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time. In any event, the term "MATERIAL SUBSIDIARIES" shall mean and include each Restricted Subsidiary (or combination of Restricted Subsidiaries) of the Borrower, which, together with the Borrower, account for 90.0% or more of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time. If more than one combination of Restricted Subsidiaries satisfies such threshold, then those Restricted Subsidiaries so determined to be the "MATERIAL SUBSIDIARIES" shall be specified by the Borrower.

          "MATURITY DATE" shall mean, with respect to the Term Loans, the earlier of (i) July 3, 2011 or (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable, whether pursuant to Section 8.1 or otherwise.

          "MINORITY INVESTMENT" shall mean with respect to any Person, any corporation or other entity (including, without limitation, limited liability companies, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, of which some but not more than 50% of the total combined voting power of all classes of voting stock or other ownership interests, at the time as of which any determination is being made, is owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "MOODY'S" shall mean Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "NON-CONSENTING LENDER" shall have the meaning set forth in Section 2.23(d).

          "NOTES" shall mean, collectively, the Revolving Credit Notes, the Term Notes and the Swingline Note.

          "NOTICE OF CONVERSION/CONTINUATION" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b) hereof.

          "NOTICE OF REVOLVING BORROWING" shall have the meaning as set forth in
Section 2.3.

          "NOTICE OF SWINGLINE BORROWING" shall have the meaning as set forth in
Section 2.5.

          "NOTICES OF BORROWING" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

          "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

          "OFF-BALANCE SHEET LIABILITIES" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability (i.e., the guaranteed portion) of such Person under any Synthetic Lease or (iv) any obligation arising with respect to any asset securitization program or any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

          "OFFERED RATE" shall mean, for any Interest Period, the rate as offered by the Swingline Lender and accepted by the Borrower in accordance with
Section 2.5 hereof. The Borrower is under no obligation to accept the Offered Rate and the Swingline Lender is under no obligation to provide it.

          "OFAC" means U.S. Department of the Treasury's Office of Foreign Assets Control and any successor Governmental Authority.

          "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PARTICIPANT" shall have the meaning set forth in Section 10.4(c).

          "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 201 South College Street, NC0608/CP8, Charlotte, North Carolina 28288, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

          "PERMITTED ACQUISITIONS" shall mean any Acquisition so long as (a) at the time of such Acquisition, no Default or Event of Default is in existence,
(b) no Default or Event of Default would result from such Acquisition, and (c) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof.

          "PERMITTED ENCUMBRANCES" shall mean

          (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

          (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "PERMITTED INVESTMENTS" shall mean:

          (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

          (ii) U.S. Dollar denominated time deposits and certificates of deposit of (a) any Lender, or (b) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of US$500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 270 days from the date of acquisition;

          (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition;

          (iv) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of US$500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

          (v) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Internal Revenue Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof;

          (vi) Investments in municipal auction preferred stock (a) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (b) with dividends that reset at least one every 365 days;

          (vii) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least US$100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (i) through (vi); and

          (viii) other Investments deemed to cash equivalents in accordance with GAAP.

          "PERMITTED SECURITIZATION SUBSIDIARY" shall mean any Subsidiary of the Borrower that (i) is directly or indirectly wholly-owned by the Borrower, (ii) is formed and operated solely for purposes of a Permitted Securitization Transaction, (iii) is "bankruptcy remote", (iv) has organizational documents which limit the permitted activities of such Permitted Securitization

Subsidiary to the acquisition of accounts receivable and related rights from the Borrower or one or more of its Restricted Subsidiaries, the securitization of such accounts receivable and related rights and activities necessary or incidental to the foregoing and (v) meets S&P's requirements for special purpose entities engaged in securitization of assets.

          "PERMITTED SECURITIZATION TRANSACTION" shall mean the transfer by Borrower or one or more of its Restricted Subsidiaries of receivables and rights related thereto to one or more Permitted Securitization Subsidiaries and the related financing of such receivables and rights related thereto; provided that
(i) such transaction is treated as a "sale" of receivables under Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities - a Replacement of FASB Statement No. 125", (ii) is non-recourse to Borrower and its Restricted Subsidiaries, except for Standard Securitization Undertakings and (iii) the aggregate total amount of all receivables at any time subject to all Permitted Securitization Transactions shall not exceed $75,000,000 in the aggregate.

          "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

          "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLATFORM" shall have the meaning set forth in Section 10.14(a).

          "PRO RATA SHARE" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Commitment and outstanding Term Loan, and the denominator of which shall be the sum of all Lenders' Revolving Commitments and the aggregate outstanding Term Loans; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender's Revolving Credit Exposure and outstanding Term Loan, and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure and the aggregate outstanding Term Loans of all Lenders.

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

          "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          "REQUIRED LENDERS" shall mean, at any time, Lenders holding more than 50% of the Aggregate Revolving Commitments and outstanding Term Loans at such time, or if the Revolving Commitments have terminated or been reduced to zero, then Lenders holding more than 50% of the Revolving Credit Exposure and outstanding Term Loans.

          "RESPONSIBLE OFFICER" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the controller or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer, the treasurer or the controller of the Borrower.

          "RESTRICTED PAYMENT" shall have the meaning set forth in Section 7.5.

          "RESTRICTED SUBSIDIARY" means all Subsidiaries of the Borrower or its Subsidiaries other than a Permitted Securitization Subsidiary.

          "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to the terms hereof.

          "REVOLVING COMMITMENT PERCENTAGE" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be such Lender's Revolving Commitment and the denominator of which shall be the sum of all Lenders' Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Revolving Loans have been declared to be due and payable, the Revolving Commitment Percentage of each Lender shall be the Revolving Commitment Percentage of such Lender in effect immediately prior to such termination, expiration or declaration.

          "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, such Lender's LC Exposure and such Lender's Swingline Exposure.

          "REVOLVING CREDIT NOTE" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A.

          "REVOLVING LOAN" shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

          "SANCTIONED ENTITY" means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.

          "SANCTIONED PERSON" means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill.

          "SPV" shall have the meaning set forth in Section 10.4(e).

          "STANDARD SECURITIZATION UNDERTAKINGS" shall mean (i) any obligations and undertakings of the Borrower and any Restricted Subsidiary on terms and conditions consistent with sale treatment of receivables and that result in a "sale" of receivables under Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities - a Replacement of FASB Statement No. 125", as in effect on the date of such transfer ("FASB 140") and (ii) any obligations and undertakings of the Borrower not inconsistent with sale treatment under FASB 140 in connection with the Borrower's servicing of receivables.

          "STATED TERMINATION DATE" means July 3, 2011, or such later date to which the Stated Termination Date may be extended pursuant to Section 2.23.

          "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to a "wholly-owned Subsidiary" shall mean any wholly-owned Subsidiary of the Borrower or any other wholly-owned Subsidiary of any Subsidiary who is wholly-owned by the Borrower or any of its direct or indirect wholly-owned Subsidiaries.

          "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit E, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lenders.

          "SUBSIDIARY LOAN PARTY" shall mean any wholly-owned Restricted Subsidiary (other than a Foreign Subsidiary, which cannot be a Subsidiary Loan Party pursuant to Section 5.10(a)) that is required to execute a Subsidiary Guarantee Agreement.

          "SWEEP AGREEMENT" means any agreement relating to the Sweep Plus Service Program of the Administrative Agent or any other cash management arrangement which the Borrower and the Administrative Agent have executed for the purposes of effecting the borrowing and repayment of Swingline Loans.

          "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

          "SWINGLINE EXPOSURE" shall mean, with respect to each Lender, such Lender's Revolving Commitment Percentage of the Swingline Reserve.

          "SWINGLINE LENDER" shall mean Wachovia Bank, National Association, or any other Lender that may agree to make Swingline Loans hereunder.

          "SWINGLINE LOAN" shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

          "SWINGLINE NOTE" shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially in the form of Exhibit B.

          "SWINGLINE RESERVE" means (a) on and after the date the Borrower elects to terminate the Sweep Agreement pursuant to Section 2.5(b), the aggregate amount of Swingline Loans outstanding on any date of determination and
(b) at all other times, an amount equal to the Swingline Commitment.

          "SWINGLINE TERMINATION DATE" shall mean the date that is seven (7) Business Days prior to the Commitment Termination Date.

          "SYNTHETIC LEASE" shall mean any synthetic lease, tax retention operating lease or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

          "TANGIBLE ASSETS" shall mean assets which are not Intangible Assets.

          "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "TERM LOAN" shall have the meaning set forth in Section 2.2(b).

          "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the obligation of such Lender to make a Term Loan hereunder on the Closing Date, in a principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement. The aggregate principal amount of all Lenders' Term Loan Commitments is $87,500,000.

          "TERM NOTE" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Term Loan, in substantially the form of Exhibit C.

          "TOTAL TANGIBLE ASSETS" shall mean all of the Tangible Assets of the Borrower and its Subsidiaries on a consolidated basis.

          "TYPE", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Base Rate or the Offered Rate.

          "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.2. CLASSIFICATIONS OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan", "Term Loan" or "Swingline Loan") or by Type (e.g. a "Eurodollar Loan", "Base Rate Loan" or "Offered Rate Loan") or by Class and Type (e.g. "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurodollar Borrowing") or by Class and Type (e.g. " Revolving Eurodollar Borrowing").

          SECTION 1.3. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent in all material respects (except for material changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

          SECTION 1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns,
(iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

          SECTION 2.1. GENERAL DESCRIPTION OF FACILITIES. Subject to and upon the terms and conditions herein set forth, (A)(i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Revolving Commitment Percentage up to such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.22, (iii) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4, and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, the Swingline Reserve and outstanding LC Exposure exceed at any time the Aggregate Revolving Commitments from time to time in effect, and (B) each Lender severally agrees to make a Term Loan to the Borrower in a principal amount equal to such Lender's Term Loan Commitment on the Closing Date.

          SECTION 2.2. COMMITMENTS. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

          (b) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan (each, a "TERM LOAN") to the Borrower on the Closing Date in a principal amount equal to the Term Loan Commitment of such Lender; provided, that if for any reason the full amount of such Lender's Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled. The Term Loans may be, from time to time, Base Rate Loans or Eurodollar Loans or a combination thereof; provided, that on the Closing Date, all Term Loans shall be Base Rate Loans unless the Administrative Agent shall have received written notice from the Borrower prior to 11:00 a.m. three (3) Business Days prior to the Closing Date that such Term Loans are to be Eurodollar Loans, such notice to contain substantially the same information as is required under Section 2.3 for Revolving Borrowings as well as an agreement from the Borrower to indemnify the Agent and each of the Lenders in a manner consistent with Section 2.18 hereof for any loss, cost or expense resulting from the failure by the Borrower to borrow such Eurodollar Loans on the date specified in such notice. The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to Section
3.1 shall be deemed to constitute the Borrower's request to borrow the Term Loans on the Closing Date. In the event the Borrower prepays a Term Loan in accordance with Section 2.11, the principal amount repaid may not be reborrowed.

          SECTION 2.3. PROCEDURE FOR REVOLVING BORROWINGS. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of
Exhibit 2.3 attached hereto (a "NOTICE OF REVOLVING BORROWING") (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.5 or Section 2.22(d) may be made in lesser amounts as provided therein; provided further, that in the case of each Eurodollar Borrowing consisting of Term Loans, the aggregate principal amount of each such Eurodollar Borrowing shall be not less than $5,000,000 or a larger multiple of $250,000. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

          SECTION 2.4. SWINGLINE COMMITMENT. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the period from the Closing Date to but excluding the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between (a) the Aggregate Revolving Commitments and (b) the aggregate principal amount of all outstanding Revolving Loans plus the LC Exposure; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

          SECTION 2.5. PROCEDURE FOR SWINGLINE BORROWING; ETC. (a) At any time during which the Sweep Agreement is in effect, Swingline Loans shall be advanced by the Swingline Lender in accordance with, and subject to, the terms of the Sweep Agreement; provided that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (A) the Aggregate Revolving Commitments less the sum of all outstanding Revolving Loans and the aggregate LC Exposure and (B) the Swingline Commitment. Principal and interest on Swingline Loans deemed requested pursuant to this Section 2.5(a) shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Notwithstanding the foregoing, the Swingline Lender shall have no obligation to make a Swingline Loan to the Borrower pursuant to the Sweep Agreement to the extent the applicable conditions precedent in Section 3.2 have not been, to the actual knowledge of the Swingline Lender, satisfied or waived as of the requested date of such Swingline Loan.

          (b) The Borrower may elect to terminate the Sweep Agreement upon giving the Administrative Agent irrevocable written notice at least 30 days prior to such termination date. Following such termination date, Swingline Loans will no longer be advanced pursuant to the terms of the immediately preceding subsection (a) but instead as provided in this subsection (b), which shall apply only after the termination of the Sweep Agreement. Unless otherwise agreed to by the Borrower and the Administrative Agent, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing ("NOTICE OF SWINGLINE BORROWING") prior to 10:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. The aggregate principal amount of each Swingline Loan advanced pursuant to this subsection (b) shall be not less than $100,000 or a larger multiple of $50,000. Each Swingline Loan advanced pursuant to this subsection (b) shall accrue interest at the Base Rate or any other interest rate as agreed between the Borrower and the Swingline Lender (the "OFFERED RATE") and shall have an Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The Swingline Lender will make the proceeds of each such Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan. Notwithstanding the foregoing, the Swingline Lender shall have no obligation to make any Swingline Loan to the Borrower to the extent the applicable conditions precedent set forth in Section 3.2 have not been, to the actual knowledge of the Swingline Lender, satisfied or waived as of the requested date of such Swingline Loan. Upon the request of any Lender from time to time, the Administrative Agent shall deliver to such Lender any information reasonably requested by such Lender with respect to any Swingline Loan then outstanding.

          (c) If (i) any Swingline Loan matures and remains unpaid, (ii) any Default or

Event of Default occurs or (iii) the aggregate outstanding principal amount of the Swingline Lender's Revolving Loans plus the Swingline Lender's LC Exposure plus the Swingline Loans exceeds the Swingline Lender's Revolving Commitment, then the Swingline Lender, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.

          (d) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the provisions of Section 2.5(c), then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Revolving Commitment Percentage thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

          (e) Each Lender's obligation to make a Base Rate Loan pursuant to
Section 2.5(c) or to purchase the participating interests pursuant to Section 2.5(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof at the Federal Funds Rate. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

          SECTION 2.6. FUNDING OF BORROWINGS.

          (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.5. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

          (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate for up to two (2) days and thereafter at the rate specified for such Borrowing. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Revolving Commitment Percentages. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          SECTION 2.7. INTEREST ELECTIONS.

          (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing (or in the case of a Term Loan, as selected by the Borrower in accordance with Section 2.2(b) hereof), and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing (or in the case of a Term Loan, as selected by the Borrower in accordance with Section 2.2(b) hereof). Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

This Section shall NOT apply to Swingline Borrowings, which may not be converted or continued. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed twelve.

          (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing (a "NOTICE OF CONVERSION/CONTINUATION") that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

          (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

          (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          SECTION 2.8. OPTIONAL REDUCTION AND TERMINATION OF COMMITMENTS.

          (a) Unless previously terminated, all Revolving Commitments and the Swingline Commitment shall terminate on the Commitment Termination Date. The Term Loan Commitments shall terminate on the Closing Date upon the making of the Term Loans pursuant to Section 2.2.

          (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section
2.8 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures of all Lenders.

          SECTION 2.9. REPAYMENT OF LOANS.

          (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date.

          (b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued interest thereon) on the earlier of (i) the last day of the Interest Period, if any, applicable to such Borrowing and (ii) the Commitment Termination Date.

          (c) The outstanding principal amount of the Term Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date.

          SECTION 2.10. EVIDENCE OF INDEBTEDNESS. (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment and Term Loan of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

          (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note and/or a Term Loan Note and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender.

          SECTION 2.11. OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay any Borrowing as designated by the Borrower, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than
(i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to 11:00 a. m. on the date of such prepayment; provided, that any prepayment of Eurodollar Borrowings must be in an amount of at least $5,000,000 and any larger multiple of $1,000,000; any prepayment of Base Rate Borrowings must be in an amount of at least $1,000,000 and any larger multiple of $100,000 and any prepayment of Swingline Borrowings must be in an amount of at least $100,000 and any larger multiple of $50,000. Notwithstanding anything in this Section to the contrary, Swingline Loans advanced pursuant to the Sweep Agreement may be prepaid as provided therein. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with
Section 2.12; provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline Loan pursuant to
Section 2.5. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

          SECTION 2.12. INTEREST ON LOANS.

          (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in the case of a Eurodollar Loan, the Applicable Margin in effect from time to time.

          (b) The Borrower shall pay interest on each Swingline Loan at the Base Rate or Offered Rate, as applicable, in effect from time to time.

          (c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest ("DEFAULT INTEREST") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and Offered Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional 2% per annum.

          (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date or the Maturity Date, as applicable. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months, after the initial date of such Interest Period, and on the Commitment Termination Date or the Maturity Date, as applicable. Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Swingline Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

          (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.13. FEES.

          (a) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

          (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the Closing Date. For purposes of computing commitment fees with respect to the Revolving Commitments, (i) the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender and (ii) Swingline Loans will not be deemed used for purposes of the Revolving Commitment.

          (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin then in effect on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

          (d) Payments. Accrued fees shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2006 and on the Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety).

          SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the prime rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest (including any interest at the Adjusted LIBO Rate) and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

          SECTION 2.15. INABILITY TO DETERMINE INTEREST RATES. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

          SECTION 2.16. ILLEGALITY. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving

Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

          SECTION 2.17. INCREASED COSTS.

          (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or on the Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital (or on the capital of such Lender's or the Issuing Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies or the policies of such Lender's or the Issuing Bank's parent corporation with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or the Issuing Bank under this Section for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender or the Issuing Bank notifies the Borrower of such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such six-month period shall be extended to include the period of such retroactive effect.

          SECTION 2.18. FUNDING INDEMNITY. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this
Section 2.18 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

          SECTION 2.19. TAXES.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other

Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two (2) duly completed copies of Internal Revenue Service Form W-8ECI or W-8BEN, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

          SECTION 2.20. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18 and 2.19 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(c), 2.20(c) or (d), 2.22 (d) or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.21. MITIGATION OF OBLIGATIONS. (a) If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under
Section 2.17 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

          SECTION 2.22. LETTERS OF CREDIT.

          (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension); provided, that no Letter of Credit shall be issued or renewed on or after the Commitment Termination Date and the expiration date of a Letter of Credit shall not be after the Stated Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $5,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate LC Exposure, plus the aggregate outstanding Revolving Loans of all Lenders, would exceed the Aggregate Revolving Commitments. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

          (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice prior to 1:00 p.m. three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

          (c) At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.22(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

          (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedents set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with
Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

          (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Revolving Commitment Percentage of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Revolving Commitment Percentage of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

          (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) of this Section 2.22 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

          (g) If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) on the Commitment Termination Date, there are any Letters of Credit outstanding hereunder, then in either case the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall, at the Borrower's expense, be held in an interest bearing account which shall bear interest at an interest rate which is customary for overnight deposits of such type. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. Notwithstanding the foregoing, in the event that there are any Letters of Credit outstanding on the Commitment Termination Date and there is no Event of Default then in existence, in lieu of depositing cash collateral as set forth above, the Borrower may deliver a letter of credit (issued by a financial institution acceptable to the Administrative Agent) payable to the Administrative Agent, for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent which assures the Required Lenders satisfaction of all reimbursement obligations of the Borrower for the LC Exposure at such time.

          (h) Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

               (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

               (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

               (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

               (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

               (vi) The existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (j) Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Bank, its correspondents, and the beneficiaries thereof will be governed by the rules of the "International Standby Practices 1998" (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) and to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.

          SECTION 2.23. EXTENSION OF STATED TERMINATION DATE.

          (a) The Borrower may, by sending written request in substantially the form of Exhibit H (an "EXTENSION LETTER") to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), no earlier than 120 days and no later than sixty (60) days prior to the Stated Termination Date then in effect (the "CURRENT STATED TERMINATION DATE"), request that the Lenders extend the Current Stated Termination Date so that the Stated Termination Date will occur on the day that is one year after the Current Stated Termination Date (the "EXTENSION"); provided, that such Extension shall only take effect if Lenders holding at least 51% of the aggregate Revolving Commitments as of the Election Date advise the Administrative Agent as required herein of their agreement to participate in such Extension (the "EXTENSION CONDITION"). The Stated Termination Date may be extended pursuant to this Section. 2.23 on up to 2 occasions; provided that, in no event shall the Stated Termination Date extend beyond July 3, 2013.

          (b) Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent given no later than 30 days prior to the Current Stated Termination Date (the "ELECTION DATE"), advise the Administrative Agent in writing whether or not such Lender agrees to the Extension. The election of any Lender to agree to any Extension shall not obligate any other Lender to so agree.

          (c) If the Extension Condition shall not have been satisfied as of the Election Date, then the Commitments shall terminate and all Loans then outstanding (together with accrued interest thereon and any other amounts owing under the Loan Documents) shall be due and payable on the Current Stated Termination Date, subject to any additional requested Extension permitted pursuant to this Section 2.23.

          (d) If the Extension Condition shall have been satisfied as of the Election Date, the Extension shall become effective as of the Current Stated Termination Date as to those Lenders (each, a "CONSENTING LENDER") that shall have agreed to the requested Extension on or prior to the Election Date. In that event, the Stated Termination Date applicable to such Consenting Lenders shall be the date that is one year after the Current Stated Termination Date. If the Extension becomes effective as to some and not all of the Lenders (each Lender who shall not have agreed to the Extension as of the Election Date, a "NON-CONSENTING LENDER"), then:

               (i) subject to clause (ii) of this Section 2.23(d), the Revolving Commitment of each Non-Consenting Lender shall terminate on the Current Stated Termination Date applicable to such Non-Consenting Lender, all Loans and other amounts payable hereunder to such Non-Consenting Lender shall become due and payable on such Current Stated Termination Date and the aggregate Revolving Commitments of the Lenders hereunder shall be reduced by the aggregate Revolving Commitments of the Non-Consenting Lenders so terminated on such Current Stated Termination Date;

               (ii) the Borrower may, at its own expense, (A) on or prior to the Current Stated Termination Date, require any Non-Consenting Lender to transfer and assign without recourse or representation (except as to title and the absence of Liens created by it) (in accordance with and subject to the restrictions contained in Section 10.4) all of such Non-Consenting Lender's interests, rights and obligations under the Loan Documents (including with respect to any LC Obligations) to one or more banks or other financial institutions (which may include any Lender) (each, an "ADDITIONAL COMMITMENT LENDER"), provided, that (I) such Additional Commitment Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld or delayed), (II) such assignment shall become effective as of the Current Stated Termination Date and (III) the Additional Commitment Lender shall pay to such Non-Consenting Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Consenting Lender hereunder and all other amounts accrued for such Non-Consenting Lender's account or owed to it hereunder, and/or (B) within six months after the Current Stated Termination Date, obtain additional Revolving Commitments from one or more Additional Commitment Lenders in an aggregate amount not to exceed the amount by which the aggregate Revolving Commitments were reduced on the Current Stated Termination Date pursuant to Section 2.10(d)(i) and, upon the execution and delivery of an Accession Agreement by the Borrower, the Administrative Agent and such Additional Commitment Lender, such Additional Commitment Lender shall thenceforth be deemed to be a Lender for all purposes of this Agreement; and

               (iii) in all cases, each Non-Consenting Lender shall be required to maintain its original Revolving Commitment up to the Stated Termination Date, or Current Stated Termination Date, as applicable, for which such Non-Consenting Lender had previously agreed upon.

          (e) Notwithstanding the foregoing, no extension of the Stated Termination Date shall become effective unless, on the Current Stated Termination Date, the conditions set forth in Section 3.2 shall be satisfied (with all references in such Section to the making of a Loan or issuance of a Letter of Credit being deemed to be references to the extension of the Revolving Commitments on the Current Stated Termination Date) and the Administrative Agent shall have received a certificate to that effect dated the Current Stated Termination Date and executed by a Responsible Officer of the Borrower.

          SECTION 2.24. INCREASE OF REVOLVING COMMITMENTS. The Borrower shall have the right at any time and from time to time from the Closing Date through and including the Commitment Termination Date to request increases in the Aggregate Revolving Commitments (provided that after giving effect to any increases in the Aggregate Revolving Commitments pursuant to this Section, the Aggregate Revolving Commitments may not exceed $437,500,000) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given. Each such increase in the Revolving Commitments must be in an aggregate minimum amount of $15,000,000. No Lender shall be required to increase its Revolving Commitment. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Revolving Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its Revolving Commitment Percentage (or in the case of an existing Lender, the increase in the amount of its Revolving Commitment Percentage, in each case as determined after giving effect to the increase of the Aggregate Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under
Section 2.18 as a result of the prepayment of any such Revolving Loans. No increase of the Aggregate Revolving Commitments may be effected under this
Section if a Default or Event of Default shall be in existence on the effective date of such increase. In connection with any increase in the Aggregate Revolving Commitments pursuant to this Section, (a) any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request, including but not limited to an Accession Agreement and
(b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Revolving Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender's Revolving Commitment within 2 Business Days of such Lender's request therefor.

                                   ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

          SECTION 3.1. CONDITIONS TO EFFECTIVENESS. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder, or any Lender to acquire any obligation with respect thereto, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

          (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or with Wachovia Capital Markets, LLC or Banc of America Securities LLC, as Joint Lead Arrangers, unless, in the case of out-of-pocket expenses, the Administrative Agent shall have agreed to accept such reimbursement or payment after the Closing Date.

          (b) The Administrative Agent (or its counsel) shall have received the following:

               (i) a counterpart of this Agreement signed by or on behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

               (ii) duly executed Notes payable to each Lender requesting Notes pursuant to Section 2.10(b);

               (iii) a duly executed Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement for all wholly-owned Material Restricted Subsidiaries (other than Foreign Subsidiaries) existing as of the Closing Date;

               (iv) a certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party (w) attaching and certifying copies of the articles or certificate of incorporation, certificate of organization, certificate of limited partnership or other comparable organizational instrument of such Loan Party, (x) by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (y) attaching and certifying copies of all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party and (z) certifying the name, title and true signature of each officer or other authorized individual of such Loan Party executing the Loan Documents to which it is a party;

               (v) certificates of good standing or existence issued as of a recent date, as may be available from the Secretary of State of the jurisdiction of formation of such Loan Party and to the extent different from the jurisdiction of formation, the jurisdiction where such Loan Party has its principal place of business;

               (vi) a favorable written opinion of King & Spalding LLP, counsel to the Loan Parties, substantially in the form of Exhibit G attached hereto, addressed to the Administrative Agent and each of the Lenders;

               (vii) a favorable written opinion of local counsel to the Loan Parties not otherwise covered in clause (vi) above, addressed to the Administrative Agent and each of the Lenders;

               (viii) a certificate, dated the Closing Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 3.2;

               (ix) a letter from the administrative agent under that certain Amended and Restated Credit Agreement dated as of February 4, 2004 by and among the Borrower, the lenders party thereto and SunTrust Bank, as administrative agent providing information regarding the payment in full of amounts outstanding thereunder and providing for the termination thereof; and

               (x) duly executed Notices of Borrowing, if applicable.

          (c) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

          SECTION 3.2. EACH CREDIT EVENT. The obligation of each Lender (including the Swingline Lender) to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

          (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

          (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto (except to the extent any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date);

          (c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

          (d) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 3.2.

          SECTION 3.3. DELIVERY OF DOCUMENTS. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

          SECTION 4.1. EXISTENCE; POWER. The Borrower and each other Loan Party
(i) is duly organized, validly existing and in good standing as a corporation, limited liability company, partnership or other legal entity under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.2. ORGANIZATIONAL POWER; AUTHORIZATION. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          SECTION 4.3. GOVERNMENTAL APPROVALS; NO CONFLICTS. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its

Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

          SECTION 4.4. FINANCIAL STATEMENTS. The Borrower has furnished to each Lender (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ending December 31, 2005 prepared by Deloitte & Touche LLP; (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ending March 31, 2006, and the related unaudited consolidated statements of income and cash flows for the fiscal quarter and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since December 31, 2005, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

          SECTION 4.5. LITIGATION AND ENVIRONMENTAL MATTERS.

          (a) Except for the matters set forth on Schedule 4.5(a), no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

          (b) Except for the matters set forth on Schedule 4.5(b), neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except where such failure or notice could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.6. COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.7. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the

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Investment Company Act of 1940, as amended or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

          SECTION 4.8. TAXES. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves.

          SECTION 4.9. MARGIN REGULATIONS. None of the proceeds of any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of such terms under the Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used for any purpose that violates the provisions of the applicable Margin Regulations.

          SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

          SECTION 4.11. OWNERSHIP OF PROPERTY.

          (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business and which was described in the most recent financial statements delivered pursuant to Section 5.1.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, free from any burdensome restriction, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business except for any failure that, individually or in the aggregate, would not have a Material Adverse Effect, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.


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

          SECTION 4.12. DISCLOSURE. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

          SECTION 4.13. LABOR RELATIONS. There are no strikes, lockouts or other material labor disputes or grievances pending against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.14. SUBSIDIARIES. Schedule 4.14 sets forth as of the Closing Date, the name of, the ownership interest of the Borrower or any other Subsidiary in, the jurisdiction of formation of, and the type of, each Subsidiary and indicates whether such Subsidiary is a Subsidiary Loan Party, a Foreign Subsidiary, a Material Foreign Subsidiary or a Material Restricted Subsidiary, as applicable.

          SECTION 4.15. INDEBTEDNESS; INVESTMENTS AND LIENS. Schedules 7.1, 7.2 and 7.4 attached hereto set forth all Indebtedness, Liens (other than Permitted Encumbrances) and Investments (other than Permitted Investments), respectively, of the Loan Parties as of the Closing Date (other than Indebtedness and Liens which will be paid on the Closing Date).

          SECTION 4.16. FOREIGN ASSETS CONTROL. None of the Borrower, any Subsidiary or any Affiliate of the Borrower: (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

          SECTION 5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will deliver to the Administrative Agent and each Lender:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Deloitte & Touche, LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, stockholders equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified by the chief financial officer, the controller or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate, (i) certifying as to such financial statements consistent with the applicable requirements of the Securities and Exchange Commission, (ii) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (iii) setting forth in reasonable detail calculations demonstrating compliance with Article VI and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.2. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

          Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.3. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

          SECTION 5.4. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.5. PAYMENT OF TAX AND OTHER LIABILITIES. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its tax liabilities and its other liabilities and claims that could result in a statutory Lien before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.6. BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

          SECTION 5.7. VISITATION, INSPECTION, ETC. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower.

          SECTION 5.8. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its

Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

          SECTION 5.9. USE OF PROCEEDS; MARGIN REGULATIONS AND LETTERS OF CREDIT. The Borrower will use all Letters of Credit and the proceeds of all Loans to finance working capital needs, Permitted Acquisitions, capital expenditures and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, (a) for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including the Margin Regulations or (b) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity.

          SECTION 5.10. SUBSIDIARY GUARANTEES; RELEASES.

          (a) If any Material Restricted Subsidiary is acquired or formed after the Closing Date or if any previously owned Subsidiary which was not a Material Restricted Subsidiary becomes a Material Restricted Subsidiary after the Closing Date (in each case other than any Foreign Subsidiary), the Borrower will, within ten (10) Business Days after such Restricted Subsidiary is acquired or formed or becomes a Material Restricted Subsidiary, notify the Administrative Agent thereof and within 30 days from the date of acquisition or formation or becoming a Material Restricted Subsidiary, will cause such Restricted Subsidiary to become a Subsidiary Loan Party by executing agreements in the form of Annex I to Exhibit E and Annex I to Exhibit F in form and substance satisfactory to the Administrative Agent and shall deliver such documents as the Administrative Agent may reasonably request (including without limitation, certificates of incorporation, articles of incorporation and bylaws, membership operating agreements of the Restricted Subsidiary and opinion letters and appropriate resolutions of the Board of Directors of such Restricted Subsidiary).

          (b) In the event that any Subsidiary Loan Party is dissolved as permitted in Section 7.3 or sold or disposed of as permitted by Section 7.6 hereof, then such Subsidiary Loan Party shall be released from all obligations under the Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement which it had previously delivered to the Administrative Agent. Such release shall occur upon the consummation of the dissolution or sale of any such Subsidiary, as the case may be, and the Administrative Agent shall execute and deliver any releases or other documents reasonably requested by the Borrower to effectuate such release.


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                                   ARTICLE VI

                               FINANCIAL COVENANTS

          The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

          SECTION 6.1. LEVERAGE RATIO. The Borrower will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2006, a Leverage Ratio of not greater than 3.00 to 1.00.

          SECTION 6.2. FIXED CHARGE COVERAGE RATIO. The Borrower will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2006, a Fixed Charge Coverage Ratio of not less than 2.50 to 1.00.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

          The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

          SECTION 7.1. SUBSIDIARY INDEBTEDNESS. The Borrower will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness created pursuant to the Loan Documents;

          (b) Indebtedness existing on the date hereof and set forth on Schedule
7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) unless permitted under this Section 7.1;

          (c) Indebtedness of any Subsidiary (other than any Indebtedness under any Synthetic Lease) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements; provided, further, that the aggregate principal amount of such Indebtedness does not exceed $10,000,000 at any time outstanding;

          (d) Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary; provided, that any such Indebtedness that is owed to a Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4;

          (e) Guarantees by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary or Minority Investment; provided, that (i) Guarantees by any Loan Party of Indebtedness of any Subsidiary or Minority Investment that is not a Subsidiary Loan Party shall be subject to Section 7.4 and (ii) Guarantees of Indebtedness of the Borrower shall only be permitted if the Subsidiary could incur such Indebtedness that is being Guaranteed under this Section 7.1;

          (f) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.9;

          (g) Indebtedness under Synthetic Leases and other unsecured Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

          (h) Indebtedness of any Restricted Subsidiary (i) resulting from the transfer of any receivable in connection with a Permitted Securitization Transaction so long as such Indebtedness is non-recourse as to the Borrower or any Restricted Subsidiary (other than as to the transferred receivables and related property and other than pursuant to Standard Securitization Undertakings) and (ii) consisting of Standard Securitization Undertakings in connection with any Permitted Securitization Transaction; and

          (i) Indebtedness of any Permitted Securitization Subsidiary incurred in connection with any Permitted Securitization Transaction.

          SECTION 7.2. NEGATIVE PLEDGE. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

          (a) Permitted Encumbrances;

          (b) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

          (c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 7.1(c),
(ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

          (d) Liens, if any, upon or in any fixed or capital assets to secure any Synthetic Lease permitted under Section 7.1(g);

          (e) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

          (f) any Lien against the Borrower or any Restricted Subsidiary evidencing the transfer of any receivables and related property to any Permitted Securitization Subsidiary pursuant to any Permitted Securitization Transaction; and

          (g) any Lien against a Permitted Securitization Subsidiary pursuant to any Permitted Securitization Transaction.

          SECTION 7.3. FUNDAMENTAL CHANGES.

          (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person or the Subsidiary into whom the Subsidiary Loan Party is merged into must expressly assume all obligations under the Subsidiary Guarantee and become a Subsidiary Loan Party (and deliver to the Administrative Agent all appropriate documents, opinions and certificates referenced in Section 5.10),
(iii) any Subsidiary may merge into another Person in order to consummate a Permitted Acquisition; provided, that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person or the Person into whom the Subsidiary Loan Party is merged into must expressly assume all obligations under the Subsidiary Guarantee and become a Subsidiary Loan Party (and deliver to the Administrative Agent all appropriate documents, opinions and certificates referenced in Section 5.10), (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (v) any Subsidiary Loan Party may liquidate or dissolve provided that the assets of such Subsidiary Loan Party are transferred or liquidated into the Borrower or any other Subsidiary Loan Party.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto (including the securitization of receivables by any Permitted Securitization Subsidiary).

          SECTION 7.4. INVESTMENTS, LOANS, ACQUISITIONS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, either (i) purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "INVESTMENTS"), or (ii) consummate any Acquisition, except:

          (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries set forth on Schedule 7.4);

          (b) Permitted Investments;

          (c) Guarantees constituting Indebtedness permitted by Section 7.1; provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) hereof;

          (d) Investments made by the Borrower in or to any Subsidiary or any Minority Investment and by any Subsidiary in or to the Borrower or in or to another Subsidiary or Minority Investment; provided, that the aggregate amount of Investments by Loan Parties in or to, and Guarantees by Loan Parties of Indebtedness of any Subsidiary or Minority Investment that is not a Subsidiary Loan Party (excluding all such Investments and Guarantees existing on the Closing Date described in Schedule 7.4), shall not exceed at the time of any such investment, 10% of the Consolidated Net Worth at end of the immediately preceding fiscal quarter;

          (e) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business;

          (f) Hedging Agreements permitted by Section 7.9;

          (g) Permitted Acquisitions;

          (h) Investments which are received by the Borrower or any Subsidiary in consideration of any sale or other disposition of assets permitted by Sections 7.6(c) and (d); and

          (i) Investments in Permitted Securitization Subsidiaries pursuant to any Permitted Securitization Transaction.

In calculating the amount of an Investment under Section 7.4(d), the amount of an Investment shall be deemed to be the amount of the Investment as of the date the Borrower or any Subsidiary acquires or makes such Investment.

          SECTION 7.5. RESTRICTED PAYMENTS. The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any subordinated Indebtedness, any shares of common stock of the Borrower or any options, warrants, or other rights to purchase such common stock, whether now or hereafter outstanding (each, a "RESTRICTED PAYMENT"), if a Default or Event of Default has occurred and is continuing or would be caused by the making of such Restricted Payment (except for Restricted Payments from a Subsidiary to the Borrower and except for dividends payable by the Borrower solely in shares of any class of its common stock).

          SECTION 7.6. SALE OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's common stock or other equity interests to any Person other than the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

          (a) the sale or other disposition for fair value, if any, of obsolete or worn out property or the sale or other disposition for fair value of other property not necessary for operations disposed of in the ordinary course of business (including any dispositions associated with a closed plant);

          (b) the sale of inventory and Permitted Investments in the ordinary course of business;

          (c) provided that no Default or Event of Default has occurred and is continuing or would be caused thereby, the sale or other disposition of assets (including the sale or other disposition of assets in connection with any sale and leaseback transactions), provided that the aggregate book value of all Tangible Assets sold or disposed hereunder (excluding assets sold under clauses
(a) - (b) above) from the Closing Date through the Commitment Termination Date shall not exceed 10% of the book value of Total Tangible Assets as reported in the financial statements of the Borrower referred to in Section 4.4(ii), or if the Borrower has delivered financial statements pursuant to Section 5.1(a) or
(b), the financial statements most recently delivered pursuant to Section 5.1;

          (d) the sale of any receivables and related property to one or more Permitted Securitization Subsidiaries so long as such sale is made to consummate a Permitted Securitization Transaction; and

          (e) the sale, lease or other disposition of assets by the Borrower or any of its Subsidiaries, including shares of stock or membership interests in Subsidiaries, to the Borrower or any Subsidiary Loan Party; and

          (f) the sale, lease or other disposition of assets, including shares of stock or membership interests in Subsidiaries, by Subsidiaries that are not Subsidiary Loan Parties to the Borrower or any other Subsidiary.

          SECTION 7.7. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and any Subsidiary Loan Party not involving any other Affiliates, (c) transactions between or among the Borrower and any of its Subsidiaries on the one hand and any Minority Investment or any Subsidiary which is not a Subsidiary Loan Party on the other hand subject to the limitations set forth in Section 7.4, (d) any Restricted Payment permitted by
Section 7.5 and (e) transactions between the Borrower and any Restricted Subsidiary on the one hand and any Permitted Securitization Subsidiary on the other hand pursuant to any Permitted Securitization Transaction.

          SECTION 7.8. RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any wholly-owned Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any wholly-owned Restricted Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any wholly-owned Restricted Subsidiary to pay dividends or other distributions with respect to its common stock or other equity interests, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

          SECTION 7.9. HEDGING AGREEMENTS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business which are designed to protect the Borrower or its Subsidiaries against fluctuations in interest rates, exchange rates or fluctuations in commodity prices.

          SECTION 7.10. AMENDMENT TO MATERIAL DOCUMENTS. The Borrower will not, and will not permit any other Loan Party to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under its certificate of incorporation, bylaws or other organizational documents.

          SECTION 7.11. ACCOUNTING CHANGES. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

          SECTION 7.12. LIMITATION ON SECURITIZATION UNDERTAKINGS OF BORROWER AND RESTRICTED SUBSIDIARIES. Neither the Borrower nor any Restricted Subsidiary shall incur or become obligated in respect of any Indebtedness or other obligation in connection with any Permitted Securitization Transaction other than Indebtedness (i) resulting from the transfer of any receivable and related property in connection with a Permitted Securitization Transaction so long as such Indebtedness is non-recourse as to the Borrower and any Restricted Subsidiary (other than as to the transferred receivables and related property) and (ii) consisting of Standard Securitization Undertakings.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          SECTION 8.1. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate or financial statement submitted to the Administrative Agent or the Lenders by any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

          (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.2 or 5.3 (with respect to the Borrower's existence) or Articles VI or VII; or

          (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses
(a), (b) and (d) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (f) the Borrower, any Restricted Subsidiary that is not a Foreign Subsidiary, any Permitted Securitization Subsidiary or any Material Foreign Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Indebtedness exceeding $10,000,000 individually or in the aggregate, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) the Borrower, any Restricted Subsidiary that is not a Foreign Subsidiary, any Permitted Securitization Subsidiary or any Material Foreign Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section,
(iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower, any Restricted Subsidiary that is not a Foreign Subsidiary, any Permitted Securitization Subsidiary or any Material Foreign Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Restricted Subsidiary that is not a Foreign Subsidiary, any Permitted Securitization Subsidiary or any Material Foreign Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower, any Restricted Subsidiary that is not a Foreign Subsidiary, any Permitted Securitization Subsidiary or any Material Foreign Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (i) the Borrower, any Restricted Subsidiary that is not a Foreign Subsidiary, any Permitted Securitization Subsidiary or any Material Foreign Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

          (j) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000; or

          (k) any judgment or order for the payment of money where the amount not covered by insurance (or the amount as to which the insurer denies liability) exceeds $10,000,000 in the aggregate shall be rendered against the Borrower, any Restricted Subsidiary that is not a Foreign Subsidiary, any Permitted Securitization Subsidiary or any Material Foreign Subsidiary which judgment remains in effect for 30 days without being paid, stayed, dismissed or deferred; or

          (l) any non-monetary judgment or order shall be rendered against the Borrower, any Restricted Subsidiary that is not a Foreign Subsidiary, any Permitted Securitization Subsidiary or any Material Foreign Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (m) a Change in Control shall occur or exist; or

          (n) any provision of any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Subsidiary Loan Party shall seek to terminate the Subsidiary Guarantee Agreement; or

          (o) any event of default shall occur under any Loan Document, or the Borrower, or any Subsidiary Loan Party shall violate any term or condition of any Loan Document (after giving effect to any cure or grace periods therein); or

          (p) There shall occur any breach of any covenant by the Borrower, any Restricted Subsidiary or any Permitted Securitization Subsidiary contained in any agreement relating to Permitted Securitization Transaction causing or permitting the acceleration of the obligations thereunder or requiring the prepayment of such obligations or termination of such securitization program prior to its stated maturity or term;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower,
(iii) to demand the deposit of cash collateral pursuant to Section 2.22(g) hereof and (iv) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause (g) or (h) of this Section shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

          SECTION 9.1. APPOINTMENT OF ADMINISTRATIVE AGENT. (a) Each Lender irrevocably appoints Wachovia Bank, National Association as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as the term "Administrative Agent" as used in this
Article IX included the Issuing Bank with respect to such acts or omissions and
(ii) as additionally provided in this Agreement with respect to the Issuing
Bank.

          SECTION 9.2. NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative

Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          SECTION 9.3. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

          SECTION 9.4. CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

          SECTION 9.5. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

          SECTION 9.6. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

          SECTION 9.7. SUCCESSOR ADMINISTRATIVE AGENT.

          (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower (not to be unreasonably withheld or delayed) provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

          (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.1. NOTICES.

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          To the Borrower:             John H. Harland Company
                                       2939 Miller Road
                                       Decatur, GA 30035
                                       Attention: Henry R. Bond
                                       Telecopy Number: (770) 593-5367

          With a copy to:              John H. Harland Company
                                       2939 Miller Road
                                       Decatur, GA 30035
                                       Attention: Legal Department
                                       Telecopy Number: (770) 593-5619

          To the Administrative Agent: Wachovia Bank, National Association
                                       201 South College Street, NC0608/CP8
                                       Charlotte, North Carolina 28288
                                       Attention: Syndication Agency Services
                                       Telecopy Number: (704) 383-0288

          With a copy to:              Wachovia Bank, National Association
                                       301 South College Street, NC5562
                                       Charlotte, North Carolina 28288
                                       Attention: Robert Sevin
                                       Telecopy Number: (704) 383-1625

          To the Issuing Bank:         Wachovia Bank, National Association
                                       301 South College Street, NC5562
                                       Charlotte, North Carolina 28288
                                       Attention: Robert Sevin
                                       Telecopy Number: (704) 383-1625

          To the Swingline Lender:     Wachovia Bank, National Association
                                       201 South College Street, NC0608/CP8
                                       Charlotte, North Carolina 28288
                                       Attention: Syndication Agency Services
                                       Telecopy Number: (704) 383-0288

          With a copy to:              Wachovia Bank, National Association
                                       301 South College Street, NC5562
                                       Charlotte, North Carolina 28288
                                       Attention: Robert Sevin
                                       Telecopy Number: (704) 383-1625

          To any other Lender:         the address set forth in the
                                       Administrative Questionnaire

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Bank shall not be effective until actually received by such Person at its address specified in this Section 10.1.

          (b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

          SECTION 10.2. WAIVER; AMENDMENTS.

          (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

          (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.20 (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement except as provided in Section 5.10 hereof without the written consent of each Lender; or (vii) release all or substantially all collateral (if any) securing any of the Obligations except as provided in Section 5.10 hereof or agree to subordinate any Lien in such collateral to any other creditor of the Borrower or any Subsidiary without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Bank or the Issuing Bank without the prior written consent of such Person.

          SECTION 10.3. EXPENSES; INDEMNIFICATION; WAIVERS.

          (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated) including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder.

          (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing (each, an "INDEMNITEE") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower or any Subsidiary that violates a sanction enforced by the OFAC; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

          (c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

          (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) hereof (other than any amounts consisting of out-of-pocket costs and expenses incurred in connection with the syndication of the credit facilities), each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

          (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

          (f) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.4. SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

          (b) Any Lender may at any time assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it); provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire amount of the assigning Lender's Commitment hereunder or an assignment while an Event of Default has occurred and is continuing, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (unless the Borrower and the Administrative Agent shall otherwise consent), (iii) the assigning Lender and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Lender or the assignee (as determined between such Persons) in an amount equal to $3,500, (iv) such assignee, if it is not a Lender, shall deliver a duly completed Administrative Questionnaire to the Administrative Agent and (v) any such assignment shall be a pro rata amount of a Lender's Revolving Commitment and such Lender's Term Loan; provided, that any consent of the Borrower otherwise required hereunder shall not be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of the Assignment and Acceptance and payment by such assignee to the assigning Lender of an amount equal to the purchase price agreed between such Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Lender is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.3). Upon the consummation of any such assignment hereunder, the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to have new Notes issued. Any assignment or other transfer by a Lender that does not fully comply with the terms of this clause
(b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (c) below.

          (c) Any Lender may at any time, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and its LC

Exposure); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Administrative Agent, the Swingline Bank, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Lender and the Participant with respect to such participation shall provide that such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of Section 10.2(b) that affects the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to paragraph (b); provided, that no Participant shall be entitled to receive any greater payment under
Section 2.17 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of such participation is made with the Borrower's prior written consent. To the extent permitted by law, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.20 as though it were a Lender, provided, that such Participant agrees to share with the Lenders the proceeds thereof in accordance with Section 2.20 as fully as if it were a Lender hereunder. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of such participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19(e) as though it were a Lender hereunder.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes (if any) to secure its obligations to a Federal Reserve Bank without complying with this Section; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that
(i) nothing herein shall constitute a commitment by any SPV to make any Loan and
(ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of any Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State contrary in this Section 10.4, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section 10.4(e) applies to any particular SPV, this Section may not be amended without the written consent of such SPV.

          SECTION 10.5. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

          (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

          SECTION 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.7. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 10.8. COUNTERPARTS; INTEGRATION. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

          SECTION 10.9. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

          SECTION 10.10.SEVERABILITY. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.11.CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(vi) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

          SECTION 10.12.INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate of interest (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum

Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.13.NO DUTIES IMPOSED UPON SYNDICATION AGENT OR DOCUMENTATION AGENT. None of the Persons identified as a "Syndication Agent", "Joint Lead Arranger", "Joint Book Manager" or "Co-Documentation Agent" from time to time under this Agreement shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified as a "Syndication Agent", "Joint Lead Arranger", "Joint Book Manager" or "Co-Documentation Agent" under this Agreement shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the acknowledgements set forth in
Section 9.3, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          SECTION 10.14.ELECTRONIC DELIVERY OF CERTAIN INFORMATION.

          (a) The Borrower may deliver documents, materials and other information required to be delivered pursuant to Section 5.1 (collectively, "INFORMATION") in an electronic format acceptable to the Administrative Agent by e-mailing any such Information to an e-mail address of the Administrative Agent as specified by the Agent from time to time. Any Information provided in such manner shall only be deemed to have been delivered to the Administrative Agent and the Lenders on the date on which the Administrative Agent posts such Information on the Borrower's behalf on an internet or intranet website to which each Lender and the Administrative Agent has access, whether a commercial, third-party website (such as Intralinks or SyndTraks) or a website sponsored by the Administrative Agent (the "PLATFORM").

          (b) In addition, the Borrower may deliver Information required to be delivered pursuant to Sections 5.1(a), 5.1(b) and 5.1(e) by posting any such Information to the Borrower's internet website (as of the Agreement Date, www.harland.net). Any such Information provided in such manner shall only be deemed to have been delivered to the Administrative Agent or a Lender (i) on the date on which the Administrative Agent or such Lender, as applicable, receives notice from the Borrower that such Information has been posted to the Borrower's internet website and (ii) only if such Information is publicly available without charge on such website. If for any reason, the Administrative Agent or a Lender either did not received such notice or after reasonable efforts was unable to access such website, then the Administrative Agent or such Lender, as applicable, shall not be deemed to have received such Information. In addition to any manner permitted by Section 10.1, the Borrower may notify the Administrative Agent or a Lender that Information has been posted to such a website by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent or such Lender, as applicable.

          (c) Notwithstanding anything in this Section to the contrary (i) the Borrower shall deliver paper copies of Information to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given to the Borrower by the Administrative Agent or such Lender and (ii) in every instance the

Borrower shall be required to provide to the Administrative Agent a paper original of the Compliance Certificate required by Section 5.1(c).

          (d) The Borrower acknowledges and agrees that the Administrative Agent may make Information, as well as any other written information, reports, data, certificates, documents, instruments, agreements and other materials relating to the Borrower or any Subsidiary or any other materials or matters relating to this Agreement, any of the other Loan Documents or any of the transactions contemplated by the Loan Documents, in each case to the extent that the Administrative Agent's communication thereof to the Lenders is otherwise permitted hereunder (collectively, the "COMMUNICATIONS") available to the Lenders by posting the same on the Platform. The Borrower acknowledges that (i) the distribution of material through an electronic medium, such as the Platform, is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.

          (e) The Administrative Agent shall have no obligation to request the delivery or to maintain copies of any of the Information or other materials referred to above, and in no event shall have any responsibility to monitor compliance by the Borrower with any such requests. Each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such Information or other materials.

                  (remainder of page left intentionally blank)

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        JOHN H. HARLAND COMPANY


                                        By /s/ Charles B. Carden
                                           -------------------------------------
                                        Name: Charles B. Carden
                                        Title: Senior Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        AS ADMINISTRATIVE AGENT, AS ISSUING
                                        BANK, AS SWINGLINE LENDER AND AS A
                                        LENDER


                                        By /s/ Robert Sevin
                                           -------------------------------------
                                        Name: Robert Sevin
                                        Title: Director

                                        Revolving Commitment: $68,472,221

                                        Term Loan Commitment: $16,527,779

                                        Swingline Commitment: $25,000,000

Address for Notices

For General Notices:

Wachovia Bank, National Association
301 South College Street, NC5562
Charlotte, North Carolina 28288
Attention: Robert Sevin
Telephone: (704) 383-7546
Facsimile: (704) 383-1625

For Administrative/Operations Notices:

Wachovia Bank, National Association
301 South College Street, NC 0608/CP8
Charlotte, North Carolina 28288
Facsimile: (704) 383-0288
Attention: Syndication Agency Services

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        BANK OF AMERICA, N.A.,
                                        AS A LENDER


                                        By /s/ Shawn Janko
                                           -------------------------------------
                                        Name: Shawn Janko
                                        Title: Senior Vice President

                                        Revolving Commitment: $68,472,222

                                        Term Loan Commitment: $16,527,778

Address for Notices

For General Notices:

Bank of America, N.A.
600 Peachtree Street
Atlanta, Georgia 30308
Telephone: (404) 607-4569
Facsimile: (404) 607-6343
Attention: Shawn Janko

For Administrative/Operations Notices:

Bank of America, N.A.
9000 Southside Boulevard
Building 100
Jacksonville, Florida 32256
Telephone: (904) 464-6502
Facsimile: (904) 464-5552
Attention: Andrea Hager

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        REGIONS BANK,
                                        AS A LENDER


                                        By /s/ STEPHEN H. LEE
                                           -------------------------------------
                                        Name: STEPHEN H. LEE
                                        Title: Sr. V.P.

                                        Revolving Commitment: $52,361,111

                                        Term Loan Commitment: $12,638,889

Address for Notices

For General Notices:

Regions Bank
One Glenlake Parkway, Suite 400
Atlanta, GA 30328
Telephone: (770) 481-4323
Facsimile: (770) 481-4395
Attention: Stephen H. Lee

For Administrative/Operations Notices:

Regions Bank
417 20th Street North
Birmingham, AL 35203
Telephone: (205) 326-7413
Facsimile: (205) 801-5250
Attention: Robin Woodard

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        U.S. BANK, N.A.,
                                        AS A LENDER


                                        By /s/ Richard W. Neltner
                                           -------------------------------------
                                        Name: Richard W. Neltner
                                        Title: Senior Vice President

                                        Revolving Commitment: $40,277,778

                                        Term Loan Commitment: $9,722,222

Address for Notices

For General Notices:

US Bank, National Association
US Bank Tower
425 Walnut Street 8th Floor
ML CN-OH-W8
Cincinnati, OH 45202
Telephone: (513) 632-4894
Facsimile: (513) 632-2068
Attention: Dan Orem

For Administrative/Operations Notices:

US Bank, National Association
1850 Osborn Avenue
Oshkosh, WI 54901
Telephone: (920) 237-7604
Facsimile: (920) 237-7993
Attention: Connie Sweeney

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                                        AS A LENDER


                                        By /s/ David Corts
                                           -------------------------------------
                                        Name: David Corts
                                        Title: Vice President

                                        Revolving Commitment: $40,277,778

                                        Term Loan Commitment: $9,722,222

Address for Notices

For General Notices:

Wells Fargo Bank, National Association
7000 Central Parkway, Suite 600
MAC: T2651-061
Atlanta, GA 30328
Telephone: (770) 551-4652
Facsimile: (770) 551-4643
Attention: David Corts

For Administrative/Operations Notices:

Wells Fargo Bank, National Association
201 Third Street, MAC 0187-081
San Francisco, CA 94103
Telephone: (415) 477-5456
Facsimile: (415) 979-0675
Attention: Neva Moritani

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        JP MORGAN CHASE BANK N.A.,
                                        AS A LENDER


                                        By /s/ Robert P. Carswell
                                           -------------------------------------
                                        Name: Robert P. Carswell
                                        Title: Vice President

                                        Revolving Commitment: $24,166,667

                                        Term Loan Commitment: $5,833,333

Address for Notices

For General Notices:

JP Morgan Chase Bank N.A.
3475 Piedmont Road, NE, Fl 18
Atlanta, GA 30305-2954
Telephone: (404) 926-2549
Facsimile: (404) 926-2579
Attention: Robert Carswell

For Administrative/Operations Notices:

JP Morgan Chase Bank N.A.
1111 Fannin St. 10th Floor
Houston, TX 77002
Telephone: (713) 750-2513
Facsimile: (713) 750-2228
Attention: Angelica Castillo

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        MIZUHO CORPORATE BANK (USA),
                                        AS A LENDER


                                        By /s/ Makoto Murata
                                           -------------------------------------
                                        Name: Makoto Murata
                                        Title: Senior Vice President

                                        Revolving Commitment: $24,166,667

                                        Term Loan Commitment: $5,833,333

Address for Notices

For General Notices:

Mizuho Corporate Bank, Ltd.
1251 Avenue of the Americas
New York, NY 10020-1104
Telephone: (212) 282-3343
Facsimile: (212) 282-4488
Attention: Adrian Zaini

For Administrative/Operations Notices:

Mizuho Corporate Bank, Ltd.
1800, Plaza Ten
Harborside Financial Ctr.
Jersey City, NJ 07311
Telephone: (201) 626-9419
Facsimile: (201) 626-9941
Attention: Mirian Zambrano

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        RBC CENTURA BANK,
                                        AS A LENDER


                                        By /s/ William B. Nixon
                                           -------------------------------------
                                        Name: William B. Nixon
                                        Title: Managing Director

                                        Revolving Commitment: $24,166,667

                                        Term Loan Commitment: $5,833,333

Address for Notices

For General Notices:

RBC Centura Bank
75 5th Street NW, Suite 900
Atlanta, GA 30308
Telephone: (404) 495-6399
Facsimile: (404) 495-6099
Attention: Lanny Nixon

For Administrative/Operations Notices:

RBC Centura Bank
75 5th Street NW, Suite 900
Atlanta, GA 30308
Telephone: (404) 495-6273
Facsimile: (404) 495-6099
Attention: Meredith Haslam

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        FIFTH THIRD BANK,
                                        AS A LENDER


                                        By /s/ Christine Wagner
                                           -------------------------------------
                                        Name: Christine Wagner
                                        Title: Vice President

                                        Revolving Commitment: $20,138,888.89

                                        Term Loan Commitment: $4,861,111.11

Address for Notices

For General Notices:

Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, OH 45202
Telephone: (513) 534-4911
Facsimile: (513) 534-5947
Attention: Brian Blomeke

For Administrative/Operations Notices:

Fifth Third Bank
5050 Kingsley Drive
Cincinnati, OH 45227
Telephone: (513) 358-0624
Facsimile: (513) 358-0221
Attention: Pam Strack

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                SCHEDULE I

              APPLICABLE MARGIN AND COMMITMENT FEE PERCENTAGE

PRICING
 LEVEL       LEVERAGE  RATIO     APPLICABLE MARGIN   APPLICABLE PERCENTAGE
-------   --------------------   -----------------   ---------------------
    I     Less than 0.50:1:00        .350% p.a.            .070% p.a.

   II     Less than 1.00:1.00        .400% p.a.            .080% p.a.
          but greater than or
          equal to 0.50:1.00

  III     Less than 1.50:1.00        .500% p.a.            .100% p.a.
          but greater than or
          equal to 1.00:1.00

   IV     Less than 2.00:1.00        .625% p.a.            .125% p.a.
          but greater than or
          equal to 1.50:1.00

    V     Less than 2.50:1.00        .750% p.a.            .150% p.a.
          but greater than or
          equal to 2.00:1.0

   VI     Greater than or            1.00% p.a.            .200% p.a.
          equal to 2.50:1.00


                                  Schedule I-1

                                    EXHIBIT A

                                     FORM OF
                              REVOLVING CREDIT NOTE

$___________                                                    Atlanta, Georgia
                                                                __________, 200_

     FOR VALUE RECEIVED, the undersigned, John H. Harland Company, a Georgia corporation (the "BORROWER"), hereby promises to pay to _________________________ (the "LENDER") or its registered assigns, at the office of Wachovia Bank, National Association ("WACHOVIA") at 201 South College Street, NC0608/CP8, Charlotte, North Carolina 28288, on the Commitment Termination Date (as defined in the Credit Agreement dated as of July 3, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto and Wachovia, as administrative agent for the lenders) the lesser of the principal sum of ____________________________________ and the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Lender actually incurred.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the delay or failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

     This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT

NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                        JOHN H. HARLAND COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [SEAL]

                               LOANS AND PAYMENTS

                                      Unpaid
                                     Principal   Name of Person
        Amount and    Payments of   Balance of       Making
Date   Type of Loan    Principal       Note         Notation
----   ------------   -----------   ----------   --------------


                                    EXHIBIT B

                                     FORM OF
                                 SWINGLINE NOTE

$25,000,000                                                     Atlanta, Georgia
                                                                July 3, 2006

     FOR VALUE RECEIVED, the undersigned, JOHN H. HARLAND COMPANY, a Georgia corporation (the "BORROWER"), hereby promises to pay to WACHOVIA BANK, NATIONAL ASSOCIATION (the "SWINGLINE LENDER") or its registered assigns, at the office of Wachovia Bank, National Association ("WACHOVIA") at 201 South College Street, NC0608/CP8, Charlotte, North Carolina 28288, on the Commitment Termination Date (as defined in the Credit Agreement dated as of July 3, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto and Wachovia, as administrative agent for the lenders), the lesser of the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000) and the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Swingline Lender actually incurred.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the delay or failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Swingline Note and the Credit Agreement.

     This Swingline Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                        JOHN H. HARLAND COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [SEAL]

                               LOANS AND PAYMENTS

                                      Unpaid
                                     Principal   Name of Person
        Amount and    Payments of   Balance of       Making
Date   Type of Loan    Principal       Note         Notation
----   ------------   -----------   ----------   --------------


                                    EXHIBIT C

                                     FORM OF
                                    TERM NOTE

$___________                                                    Atlanta, Georgia
                                                                __________, 200_

     FOR VALUE RECEIVED, the undersigned, John H. Harland Company, a Georgia corporation (the "BORROWER"), hereby promises to pay to _____________________ (the "LENDER") or its registered assigns, at the office of Wachovia Bank, National Association ("WACHOVIA") at 201 South College Street, NC0608/CP8, Charlotte, North Carolina 28288, on the Commitment Termination Date (as defined in the Credit Agreement dated as of July 3, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto and Wachovia, as administrative agent for the lenders), the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and (ii) on each date specified in the Credit Agreement prior to the Maturity Date, the principal amount of the Term Loan made to the Borrower by the Lender pursuant to the Credit Agreement and payable to the Lender on such date as specified therein, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Lender actually incurred.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Term Note and the Credit Agreement.

     This Term Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                        JOHN H. HARLAND COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [SEAL]

                               LOANS AND PAYMENTS

        Amount and    Payments of   Unpaid Principal    Name of Person
Date   Type of Loan    Principal     Balance of Note   Making Notation
----   ------------   -----------   ----------------   ---------------


                                    EXHIBIT D

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE
                              [DATE TO BE SUPPLIED]

     Reference is made to the Credit Agreement dated as of July 3, 2006 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), among John H. Harland Company, a Georgia corporation, the Lenders from time to time party hereto and Wachovia Bank, National Association, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

     _______________________ (the "Assignor") hereby sells and assigns, without recourse, to _________________________, the assignee designated below (the "ASSIGNEE"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below [in the Revolving Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date,] [and] [the interests set forth below in the portion of the Term Loan owing to Assignor which is outstanding on the Assignment Date,] together with the participations in the LC Exposure and the Swingline Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignor represents that it is the legal and beneficial owner of the Assigned Interest which is free and clear of any adverse claim created by the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date
(i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement (except for such rights that the Assignor shall continue to be entitled to as expressly set forth in Section 10.4(b) of the Credit Agreement).

     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.19(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Georgia.

Date of Assignment: ________________________________

Legal Name of Assignor: ____________________________

Legal Name of Assignee: ____________________________

Assignee's Address for Notices: ____________________

Effective Date of Assignment: ______________________
("ASSIGNMENT DATE"): _______________________________

                                         Percentage Assigned of [Revolving Commitment
                                           (set forth, to at least 8 decimals, as a
                                            percentage of the aggregate Revolving
                                                  Commitments of all Lenders
                                        thereunder)][portion of the Term Loan owing to
                                         Assignor (set forth, to at least 8 decimals,
                     Principal Amount     as a percentage of the aggregate Term Loan
                         Assigned              owing to all Lenders thereunder]
                     ----------------   ----------------------------------------------
[Revolving Loans:]     $___________                          ___%

[Term Loan:]           $___________                          ___%

The terms set forth above are hereby agreed to:

                                        [ASSIGNOR], as Assignor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [ASSIGNEE], as Assignee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

The undersigned hereby consents to the within assignment:(1)

JOHN H. HARLAND COMPANY                 WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        [WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Issuing Bank:]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        Swingline Lender:]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(1) Consents to be included to the extent required by Section 10.4(b) of the Credit Agreement.

                                    EXHIBIT E

                                     FORM OF
                         SUBSIDIARY GUARANTEE AGREEMENT

     SUBSIDIARY GUARANTEE AGREEMENT dated as of July 3, 2006, among each of the Subsidiaries a party hereto (each such Subsidiary individually, a "GUARANTOR" and collectively, the "GUARANTORS") of John H. Harland Company, a Georgia corporation (the "BORROWER"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

     Reference is made to the Credit Agreement dated as of July 3, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders from time to time party thereto (the "LENDERS") and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a direct or indirect wholly-owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Subsidiary Guarantee Agreement.

          Accordingly, the parties hereto agree as follows:

          SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "OBLIGATIONS"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

          SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

          SECTION 3. Security. Each of the Guarantors authorizes the Administrative Agent and each of the Lenders to (a) take and hold security for payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

          SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other person.

          SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the

Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

          SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

          SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower if an Event of Default shall have occurred and be continuing at such time, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

          SECTION 8. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

          SECTION 9. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

          SECTION 10. Inability to Accelerate Loan. If the Administrative Agent and/or the Lenders are prevented under applicable law or otherwise from demanding or accelerating payment of any of the Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefore, the sums which otherwise would have been due had such demand or acceleration occurred.

          SECTION 11. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations, and the Administrative Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such Lender.

          SECTION 12. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the Lenders that in any Proceeding, a Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such

Guarantor to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "BANKRUPTCY CODE") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section 12 as against the Administrative Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions. As used in this Section, the term "PROCEEDING" means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

          SECTION 13. Termination. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor's designee, at such Guarantor's expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

          SECTION 14. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor as provided in Section 23, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent, the Issuing Bank and the Lenders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). In the event a Guarantor is dissolved as permitted in Section 7.3 of the Credit Agreement or sold or disposed of as permitted in Section 7.6 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement pursuant to Section 5.10(b) of the Credit Agreement without any further action.

          SECTION 15. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and of the Administrative Agent hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

          (b) This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor; provided that such amendment, modification, supplement, wavier or release does not affect the obligations of any other Guarantor hereunder. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

          SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          SECTION 17. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto, with a copy to the Borrower.

          SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

          (b) In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 14), and shall become effective as provided in Section 14. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.

          SECTION 21. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Georgia State court or Federal court of the United States of America sitting in Atlanta, Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

          (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Georgia State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 22. Waiver of Jury Trial. EACH PARTY HERETO HERBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

          SECTION 23. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming Subsidiary

Loan Party. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1 or of an assumption agreement acceptable to the Administrative Agent, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

          SECTION 24. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Guarantor, any such notice being expressly waived by the Guarantor to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Guarantor at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor under this Agreement, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Guarantor after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                           [Signature pages to follow]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Subsidiary Guarantee Agreement as of the day and year first above written.

                                        [GUARANTORS]


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE I
                                     TO THE
                         SUBSIDIARY GUARANTEE AGREEMENT

                              Guarantors Addresses:


                                   Schedule I

                                 ANNEX 1 TO THE
                         SUBSIDIARY GUARANTEE AGREEMENT

               SUPPLEMENT NO. [_____] dated as of [__________], to the Subsidiary Guarantee Agreement (the "GUARANTEE AGREEMENT") dated as of July 3, 2006 among each of the subsidiaries a party thereto (each such Subsidiary individually, a "GUARANTOR" and collectively, the "GUARANTORS") of John H. Harland Company, a Georgia corporation (the "BORROWER"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

          A. Reference is made to the Credit Agreement dated as of July 3, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders from time to time party thereto (the "LENDERS") and the Administrative Agent.

          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

          C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 20 of the Guarantee Agreement provides that certain additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "NEW GUARANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

          Accordingly, the Administrative Agent and the New Guarantor agree as follows:

          SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor


                                   Annex I-1
hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

          SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and this Supplement and the Guarantee Agreement constitute its legal, valid and binding obligations, each enforceable against it in accordance with its respective terms.

          SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

          SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

          SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.


                                   Annex I-2

          SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

                           [Signature pages to follow]


                                    Annex I-3

          IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                        [Name of New Guarantor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                   -----------------------------
                                        Telecopy No.:
                                                      --------------------------


                                        WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Annex I-4

                                    EXHIBIT F

                                     FORM OF
                INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT

     INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated as of July 3, 2006, among John H. Harland Company, a Georgia corporation (the "BORROWER"), each Subsidiary a party hereto (the "GUARANTORS"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

     Reference is made to (a) the Credit Agreement dated as of July 3, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders from time to time party thereto (the "LENDERS") and the Administrative Agent and (b) the Subsidiary Guarantee Agreement dated as July 3, 2006, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AGREEMENT"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

     Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

          SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

          SECTION 2. Contribution and Subrogation. Each Guarantor (a "CONTRIBUTING GUARANTOR") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement, and such other Guarantor (the "CLAIMING

GUARANTOR") shall not have been fully indemnified by the Borrower as provided in
Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

          SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

          SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

          SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

          SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

          SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

          SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the Lenders and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

          (b) In case one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.

          SECTION 12. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party of the Borrower that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as Guarantor upon becoming such a Subsidiary Loan Party. Upon the execution and delivery, after the date hereof, by the Administrative Agent and such Subsidiary of an instrument in the form of Annex I hereto or of an assumption agreement acceptable to the Administrative Agent, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                           [Signature pages to follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Indemnity, Subrogation and Contribution Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                        JOHN H. HARLAND COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [GUARANTORS]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE I
                          TO THE INDEMNITY, SUBROGATION
                           AND CONTRIBUTION AGREEMENT

Guarantors   Address
----------   -------



                                  Schedule I-1

                                   ANNEX I TO
                         THE INDEMNITY, SUBROGATION AND
                             CONTRIBUTION AGREEMENT

               SUPPLEMENT NO. [_______] dated as of [_______], to the Indemnity, Subrogation and Contribution Agreement dated as of July 3, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT") among John H. Harland Company, a Georgia corporation (the "BORROWER"), each Subsidiary a party thereto (the "GUARANTORS") and Wachovia Bank, National Association, a national banking association, as Administrative Agent.

          A. Reference is made to (a) the Credit Agreement dated as of July 3, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders from time to time party thereto (the "LENDERS") and the Administrative Agent and (b) the Subsidiary Guarantee Agreement dated as July 3, 2006, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AGREEMENT").

          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

          C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement as a Guarantor upon becoming a Subsidiary Loan Party.
Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "NEW GUARANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.


                                    Annex I-1

          Accordingly, the Administrative Agent and the New Guarantor agree as follows:

          SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as Guarantor thereunder. Each reference to a Guarantor in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

          SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and this Supplement and the Indemnity, Subrogation and Contribution Agreement constitute its legal, valid and binding obligation, each enforceable against it in accordance with its respective terms.

          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

          SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

          SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


                                    Annex I-2

          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

          SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

                           [Signature pages to follow]


                                    Annex I-3

          IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                        [Name of New Guarantor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                   -----------------------------
                                        Telecopy No.:
                                                      --------------------------


                                        WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Annex I-4

                                    EXHIBIT G

                                     FORM OF
                         OPINION OF KING & SPALDING LLP

                                  July 3, 2006

To: Each of the Lenders party to the Credit Agreement referenced below and each assignee thereof that becomes a "Lender" as provided therein and Wachovia Bank, National Association, as Administrative Agent

     Re: Credit Agreement dated as of July 3, 2006 (the "CREDIT AGREEMENT") among John H. Harland Company, each of the Lenders listed on the signature pages thereto and Wachovia Bank, National Association, as Administrative Agent thereunder (the "AGENT")

     We have acted as special counsel to John H. Harland Company, a Georgia corporation (the "BORROWER"), and each of its wholly-owned domestic Subsidiaries listed on Schedule 1 attached hereto (collectively, the "SUBSIDIARY LOAN PARTIES"; the Borrower and the Subsidiary Loan Parties are collectively referred to herein as the "LOAN PARTIES") in connection with the Credit Agreement. In such capacity, we have participated in the negotiation, execution and delivery of the Credit Agreement. This opinion is furnished to you at the request of the Borrower pursuant to Section 3.1(b)(vi) of the Credit Agreement.

     This opinion letter is limited by, and is given in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "INTERPRETIVE STANDARDS"), which Interpretive Standards are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter, and not otherwise expressly defined herein, shall have the meanings assigned to such terms in the Interpretive Standards and/or the Credit Agreement.

     For the purpose of giving this opinion, we have examined executed copies of each of the following documents delivered, or to be delivered, to the Agent and the Lenders on the date hereof pursuant to the requirements of the Credit Agreement (collectively, the "CREDIT DOCUMENTS"):

     (1)  the Credit Agreement;

     (2)  the Revolving Credit Notes;

     (3)  the Term Notes;

     (4)  the Subsidiary Guarantee Agreement;

     (5)  the Indemnity and Contribution Agreement; and

     (6)  the Swing Line Note.

     We have also reviewed such other documents, including certificates of officers of the Loan Parties, and given consideration to such matters of law and fact as we have deemed appropriate, in our professional judgment, to render the opinions expressed in this letter. We have assumed the genuineness of all signatures on, and authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     With respect to any element of mutuality that may be required in order to support the validity, binding effect or enforceability of the Credit Documents, we have assumed, with your permission, that (i) the Lenders and the Agent have all requisite power and authority to enter into and perform their respective obligations under the Credit Agreement, (ii) the Credit Agreement has been duly authorized, executed and delivered by such Lenders and the Agent, (iii) the Credit Agreement constitutes the legal, valid and binding obligations of each such Lender and Agent, and (iv) the Lenders and the Agent are entitled to avail themselves of the courts of the State of Georgia to enforce the Credit Documents. We have further assumed that, to the extent applicable law requires the Lenders and the Agent to act in accordance with duties of good faith or fair dealing, in a commercially reasonable manner, or otherwise in compliance with applicable legal requirements in exercising their respective rights and remedies under the Credit Documents, the Lenders and the Agent will fully comply with such legal requirements, notwithstanding any provision of the Credit Documents that purports to grant the Lenders or the Agent the right to act in a manner contrary to such legal requirements, or based on their sole judgment or in their sole discretion or provisions of similar import.

     With your permission, we have also assumed that:

     (a) Each of the Subsidiary Loan Parties listed on Schedule 2 attached hereto (collectively, "EXCLUDED SUBSIDIARY LOAN PARTIES"), (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the corporate or limited liability company power and authority to own and operate its properties and to conduct its business as now conducted; (iii) has the corporate or limited liability company power and authority to make, deliver and perform its obligations under the Credit Documents to which it is a party and has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of its obligations under such Credit Documents; and (iv) has duly authorized, executed and delivered each Credit Document to which it is a party;

     (b) The execution, delivery and performance by each Excluded Subsidiary Loan Party of its obligations under the Credit Documents to which it is party in accordance with their respective terms do not conflict with or result in a breach of the articles or certificate of incorporation or bylaws of such Excluded Subsidiary Loan Party;

     (c) The only interest, fees and other charges contracted for or to be reserved, charged, taken or paid in connection with the transactions contemplated by the Credit Documents are those set forth in the Credit Documents and that all such interest, fees and charges will be reserved, charged, taken and applied by the Agent and the Lenders solely as described therein, and that no interest shall be reserved, charged, taken or paid under the Credit Documents on unpaid interest and that under no circumstances shall the rate of interest payable under the Credit Documents (including any fees, charges, premiums or other amounts that may be characterized as interest) exceed five percent (5%) per month (whether due to prepayment, acceleration or otherwise); and

     (d) For purposes of the opinion set forth in paragraph 6 below, the Borrower and its Subsidiaries will comply with the requirements of Section 4.9 and Section 5.9 of the Credit Agreement.

     Based on the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

     1. Except with respect to the Excluded Subsidiary Loan Parties (as to which we express no opinion), each of the Loan Parties is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. Except with respect to the Excluded Subsidiary Loan Parties (as to which we express no opinion), each of the Loan Parties has the corporate power and authority to own its properties and to carry on its business as now being conducted, and is duly qualified and authorized to do business and in good standing in each additional jurisdiction so indicated on Schedule 3 attached hereto.

     2. Except with respect to the Excluded Subsidiary Loan Parties (as to which we express no opinion), each of the Loan Parties has the corporate power and authority, and has taken all necessary corporate action to authorize it, to borrow under the Credit Documents (in the case of the Borrower) and to execute, deliver and perform its obligations under the Credit Documents in accordance with their respective terms. Except with respect to the Excluded Subsidiary Loan

Parties (as to which we express no opinion), each of the Credit Documents has been duly executed and delivered on behalf of each of the Loan Parties a party thereto.

     3. The execution, delivery and performance by each Loan Party of its obligations under the Credit Documents in accordance with their respective terms, and the borrowings under the Credit Agreement (in the case of the Borrower), do not (i) require any approval, consent, or authorization of, or registration, declaration or filing with, the United States or any Georgia governmental authority or violate any applicable United States federal or Georgia law relating to any Loan Party, (ii) conflict with, result in a breach of or constitute a default under (x) except with respect to the Excluded Subsidiary Loan Parties (as to which we express no opinion), the articles or certificate of incorporation or by-laws of any Loan Party, or (y) to our knowledge, any of the "Material Contracts" (as hereinafter defined), (iii) will not result in a violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, any Loan Party or its assets are subject or (iv) to our knowledge, result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any of the Loan Parties pursuant to any of the Material Contracts. For purposes hereof, the term "MATERIAL CONTRACTS" shall mean, collectively, those contracts (if any) to which any Loan Party is a party or by which any Loan Party or their respective properties is bound described on
Schedule 4 (which are those written contracts as to which the Borrower has certified to us that a violation by a Loan Party of which or a termination of which would have a Material Adverse Effect).

     4. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Loan Party a party thereto, enforceable against such Loan Party in accordance with its terms; provided that no opinion is expressed herein as to the enforceability of (i) those provisions of the Credit Agreement and the Subsidiary Guarantee purporting to require the waiver of defenses, set-offs, or counterclaims by any Loan Party or (ii) Section 10.12 of the Credit Agreement. The provisions of the Credit Documents with respect to payment of interest, fees, costs, and other charges for the use of money do not violate the interest and usury laws of the State of Georgia.

     5. None of the Loan Parties (except for the Excluded Subsidiary Loan Parties, as to which we express no opinion) is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     6. The making of any Revolving Loans, the Term Loan and any Swingline Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     Based upon and subject to the limitations contained herein, we confirm to you that, to our knowledge, except as disclosed in the schedules to the Credit Agreement, no litigation or other proceeding against any Loan Party or any of its properties is pending or overtly threatened by a written communication to any Loan Party (i) which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (ii) which in any manner draws into question the validity or enforceability of the Credit Agreement or any of the other Credit Documents.

     Our opinion in paragraph 1 above with respect to the status of the Loan Parties (other than the Excluded Subsidiary Loan Parties) under the laws of various jurisdictions is based solely on the certificates issued by the respective Secretaries of State for the jurisdictions specified, copies of which certificates have been delivered to you on the date hereof, and we have assumed that such certificates were accurate and continue to be accurate on the date hereof.

     The opinions expressed herein are limited to the laws of the State of Georgia, the Delaware General Corporation Law and applicable United States federal law, and we express no opinion as to the laws of any other jurisdiction or the effect any such laws may have on the matters set forth herein.

     This opinion is provided to you for your exclusive use solely in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent. The opinions expressed in this letter are strictly limited to the matters stated in this letter as of the date hereof, and no other opinions are to be implied or inferred. We undertake no obligation to advise you or any other person or entity of changes of law or fact that occur after the date of this letter, whether or not such change may affect any of the opinions expressed herein.

                                        Very truly yours,

                                        KING & SPALDING LLP

                                   Schedule 1
                            (Subsidiary Loan Parties)


                                   Schedule 1

                                   Schedule 2
                    (Subsidiaries excluded from Loan Parties)


                                   Schedule 2

                                   Schedule 3
                     (Good Standings/Foreign Qualifications)


                                   Schedule 3

                                   Schedule 4
                              (Material Contracts)


                                   Schedule 4

                                    EXHIBIT H

                                EXTENSION LETTER

Wachovia Bank, National Association,
   as Administrative Agent
for the Lenders referred to below
201 South College Street, NC0608/CP8
Charlotte, North Carolina 28288
Attention:  Syndication Agency Services

Dear Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of July 3, 2006 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), among the undersigned, as Borrower, the Lenders named therein, and Wachovia Bank, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     This letter constitutes an Extension Letter, and the Borrower hereby requests that the Lenders extend the Current Stated Termination Date under the Credit Agreement so that the Stated Termination Date will occur on [June 29], [2012][2013].(1)

                                        Very truly yours,

                                        JOHN H. HARLAND COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(1) The Stated Termination Date may be extended 1 year on up to 2 occasions; provided the Stated Termination Date shall not extend beyond June 29, 2013.

                                    EXHIBIT I

                                     FORM OF
                               ACCESSION AGREEMENT

     ACCESSION AGREEMENT dated as of ___________, 20__, to the Credit Agreement dated as of July 3, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among JOHN H. HARLAND COMPANY, a Georgia corporation (the "BORROWER"), the several banks and other financial institutions parties thereto as "Lenders", WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and the other parties thereto.

     WHEREAS, the Credit Agreement provides in Section 2.24 thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a Lender under Credit Agreement by executing and delivering an Accession Agreement; and

     WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a Lender thereunder.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the undersigned acknowledges, the undersigned agrees as follows:

     Section 1. The undersigned agrees to be bound by the provisions of the Credit Agreement applicable to Lenders, and agrees that it shall, on the date this Accession Agreement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Commitment of $______________.

     Section 2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Accession Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements of the Borrower most recently delivered to the Lenders pursuant to the terms of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Accession Agreement and thereby become a Lender under the Credit Agreement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement applicable to a Lender and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.19(e) of the Credit Agreement.

     Section 3. Together with this Accession Agreement, the undersigned shall deliver to the Administrative Agent (i) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the undersigned and
(ii) if the undersigned is a Foreign Lender, any documentation required to be delivered by the undersigned pursuant to Section 2.19(e) of the Credit Agreement, duly completed and executed by the undersigned.

     Section 4. This Accession Agreement may be executed in counterparts and shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     Section 5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                         [Signatures on Following Page]

     IN WITNESS WHEREOF, the undersigned has caused this Accession Agreement to be executed and delivered by a duly authorized officer on the date first written above.

                                           [NEW LENDER]


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

Accepted:

JOHN H. HARLAND COMPANY


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


WACHOVIA BANK, NATIONAL ASSOCIATION, as
  Administrative Agent:


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                   EXHIBIT 2.3

                          NOTICE OF REVOLVING BORROWING

                                     [DATE]

Wachovia Bank, National Association,
   as Administrative Agent
for the Lenders referred to below
201 South College Street, NC0608/CP8
Charlotte, North Carolina 28288
Attention:  Syndication Agency Services

Dear Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of July 3, 2006 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), among the undersigned, as Borrower, the Lenders named therein, and Wachovia Bank, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

     (A)  Aggregate principal amount of Revolving Borrowing(1): ________________

     (B)  Date of Revolving Borrowing (which is a Business Day)(2): ____________

     (C)  Interest Rate basis(3): ________________

     (D)  Interest Period(4): ________________

     (E) Location and number of Borrower's account to which proceeds of Revolving Borrowing are to be disbursed: ________________

----------
(1) Not less than $5,000,000 and an integral multiple of $1,000,000, in the case of Eurodollar Loans; not less than $1,000,000 and an integral multiple of $100,000 in the case of Base Rate Loans.

(2) Not earlier than three business days later in the case of Eurodollar Loans, one business day later in the case of Base Rate Loans, in each case, assuming notice delivered by 11:00 a.m.

(3)  Eurodollar or Base Rate.

(4) Which must comply with the definition of "Interest Period" and end not later than the Commitment Termination Date.


                                  Exhibit 2.3-1

     The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

                                           Very truly yours,

                                           JOHN H. HARLAND COMPANY


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                     2.3-2

                                   EXHIBIT 2.5

                          NOTICE OF SWINGLINE BORROWING

                                     [DATE]

Wachovia Bank, National Association,
   as Administrative Agent
for the Lenders referred to below
201 South College Street, NC0608/CP8
Charlotte, North Carolina 28288
Attention: Syndication Agency Services

Dear Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of July 3, 2006 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), among the undersigned, as Borrower, the Lenders named therein, and Wachovia Bank, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Swingline Borrowing, and the Borrower hereby requests a Swingline Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Swingline Borrowing requested hereby:

     (A)  Principal amount of Swingline Loan(1): ________________

     (B)  Date of Swingline Loan (which is a Business Day) ________________

     (C) Location and number of Borrower's account to which proceeds of Swingline Loan are to be disbursed: ________________

     The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

                                           Very truly yours,

                                           JOHN H. HARLAND COMPANY


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

----------
(1)  Not less than $100,000 and an integral multiple of $50,000.


                                  EXHIBIT 2.5-1

                                   EXHIBIT 2.6

                         FORM OF CONTINUATION/CONVERSION

                                     [DATE]

Wachovia Bank, National Association,
   as Administrative Agent for the
Lenders referred to below
201 South College Street, NC0608/CP8
Charlotte, North Carolina 28288
Attention: Syndication Agency Services

Dear Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of July 3, 2006 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), among the undersigned, as Borrower, the Lenders named therein, and Wachovia Bank, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Continuation/Conversion and the Borrower hereby requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the [Revolving Borrowing][Term Loan Borrowing] to be converted or continued as requested hereby:

     (A)  [Revolving][Term Loan] Borrowing to which this request applies:
          ______________________________________________________________________

     (B) Principal amount of [Revolving][Term Loan] Borrowing to be converted/continued: _________________________________________________

     (C)  Effective date of election (which is a Business Day): ________________

     (D)  Interest rate basis: _________________________________________________

     (E)  Interest Period: _____________________________________________________

                                         Very truly yours,

                                         JOHN H. HARLAND COMPANY


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                  Exhibit 2.6-1

                               EXHIBIT 3.1(B)(IV)

           FORM OF SECRETARY'S CERTIFICATE OF JOHN H. HARLAND COMPANY

     Reference is made to the Credit Agreement dated as of July 3, 2006 (the "CREDIT AGREEMENT"), among John H. Harland Company (the "BORROWER"), the lenders named therein, and Wachovia Bank, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.1 of the Credit Agreement.

     I, [________________], Secretary of the Borrower, DO HEREBY CERTIFY that:

     (a) there have been no amendments or supplements to, or restatements of, the articles of incorporation of the Borrower delivered pursuant to Section 3.1 of the Credit Agreement;

     (b) no proceeding has been instituted or is pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Borrower or threatening its existence or the forfeiture or any of its corporate rights;

     (c) annexed hereto as Exhibit A is a true and correct copy of the Bylaws of the Borrower as in effect on ______________(1) and at all times thereafter through the date hereof;

     (d) annexed hereto as Exhibit B is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Borrower [at a meeting of said Board of Directors duly called and held on ________________][by unanimous written consent], which resolutions are the only resolutions adopted by the Board of Directors of the Borrower or any committee thereof relating to the Credit Agreement and the other Loan Documents to which the Borrower is a party and the transactions contemplated therein and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof; and

     (e) each of the persons named below is and has been at all times since [date] a duly elected and qualified officer of the Borrower holding the respective office set forth opposite his or her name and the signature set forth opposite of each such person is his or her genuine signature:

           Name                 Title   Specimen Signature
           ----                 -----   ------------------
[Include all officers who are
signing the Credit Agreement
or any other Loan Documents.]

----------
(1) This date should be prior to the date of the resolutions referred to in clause (d).


                              Exhibit 3:1(b)(iv)-1

     IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of July, 2006.


                                        ----------------------------------------
                                        Secretary


                              Exhibit 3.1(b)(iv)-2

     I, [_______________], [_______________] of the Borrower, do hereby certify that [_______________] has been duly elected, is duly qualified and is the [Assistant] Secretary of the Borrower, that the signature set forth above is [his/her] genuine signature and that [he/she] has held such office at all times since [_______________].

     IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of July, 2006.


                                                                             (2)
                                        -------------------------------------
                                        Title:
                                               ---------------------------------

----------
(2) This certification should be included as part of the Secretary's certificate and signed by one of the officers whose incumbency is certified pursuant to clause (e) above.


                              Exhibit 3.1(b)(iv)-3

                                   EXHIBIT 3.2

                          FORM OF OFFICER'S CERTIFICATE

     Reference is made to the Credit Agreement dated as of July 3, 2006 (the "CREDIT AGREEMENT"), among John H. Harland Company (the "BORROWER"), the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.1(b)(vii) of the Credit Agreement.

     I, ____________________, ___________________ of the Borrower, DO HEREBY
CERTIFY that:

     (a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects on and as of the date hereof; and

     (b) no Default or Event of Default has occurred and is continuing at the date hereof; and

     (c) since ___________________, which is the date of the most recent financial statements described in Section 5.1(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

     IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of July, 2006.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                  Schedule 3.2

                                 EXHIBIT 5.1(C)

                             COMPLIANCE CERTIFICATE

Reference is made to that certain Credit Agreement dated as of July 3, 2006 (the "CREDIT AGREEMENT"), among John H. Harland Company (the "BORROWER"), the Lenders from time to time party thereto, and Wachovia Bank, National Association as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 5.1(b) and Section 5.1(c) of the Credit Agreement.

     I, [__________], [__________] of the Borrower, DO HEREBY CERTIFY that:

     (a) No Default or Event of Default has occurred and is continuing as of the date of this certificate;

     (b) the attached financial information included in the Borrower's Form 10-K, as filed with the Securities and Exchange Commission, presents fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance to GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

     (c)  the attached calculations reflect the Borrower's compliance with
          Article VI of the Credit Agreement; and

     (d) there has been no change in GAAP or the application thereof since the date of the Borrower's last audited financial statements.

     I have hereunto signed my name this [__] day of [_______, 20__].


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                 Exhibit 5.1(c)